UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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CDW Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Make amazing happen.

Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

“

We pair deep customer insight with full-stack, full-lifecycle capabilities, and deliver clarity, confidence, and speed when it matters most. That’s why customers and partners turn to CDW to move faster, operate smarter, and stay ahead. ”

Dear Fellow Stockholder,

Our purpose—to make technology work so people can do great things—has never been more relevant. Artificial intelligence is redefining what is possible and reshaping technology with unprecedented promise and risk. CDW is built for this moment. When complexity rises and the pace of change quickens, our value proposition becomes even more powerful. We pair deep customer insight with full-stack, full-lifecycle capabilities, and deliver clarity, confidence, and speed when it matters most. That’s why customers and partners turn to CDW to move faster, operate smarter, and stay ahead.

I have never been more confident in CDW’s future. We enter 2026 at the powerful intersection of momentum and opportunity. While complexity and volatility are the new normal, those who execute with clarity will lead—and we intend to be at the forefront. Performance through change is in our DNA. Our scale, strategy, culture, and disciplined execution have sustained our leadership through every wave of technological transformation. AI represents the next wave, and we are ready.

Annual Meeting Invitation

On behalf of our Board of Directors, I would like to invite you to CDW’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, May 21, 2026, at 7:30 a.m. CDT at www.virtualshareholdermeeting.com/CDW2026. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either by Internet, by telephone, or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented. For more information on CDW and to take advantage of our many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com. Thank you for your continued trust in CDW and investment in our business.

Christine A. Leahy

Chair, President, and Chief Executive Officer

April 10, 2026

2026 Proxy Statement	1

When:

Thursday, May 21, 2026

7:30 a.m. CDT

Where:

Live webcast online at

www.virtualshareholdermeeting.com/CDW2026

REVIEW YOUR PROXY STATEMENT AND VOTE IN ADVANCE OF THE ANNUAL MEETING IN ONE OF FOUR WAYS:

BY INTERNET USING YOUR COMPUTER Visit 24/7 www.proxyvote.com

BY TELEPHONE Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)

BY MAILING YOUR PROXY CARD Cast your ballot, sign your proxy card, and return by mail in the postage prepaid envelope

BY INTERNET USING YOUR TABLET OR SMARTPHONE Scan this QR code 24/7 to vote with your mobile device (may require free software)

Please refer to the enclosed proxy materials or the information forwarded by your broker, bank, or other holder of record to see which voting methods are available to you.

NOTICE
of Annual Meeting of Stockholders

WE ARE PLEASED TO INVITE YOU TO THE CDW CORPORATION ANNUAL MEETING OF STOCKHOLDERS.

Items of business:

1.	To elect the nine director nominees named in this proxy statement for a term expiring at the 2027 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To ratify the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
4.	To approve the amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to permit stockholder action by written consent;
5.	To consider and act upon the stockholder proposal, if properly presented at the Annual Meeting, regarding independent board chair requirements; and

6.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

Holders of our common stock at the close of business on March 25, 2026, are entitled to notice of, and to vote at, the Annual Meeting.

HOW TO VOTE

Your vote is important to us. Please see “Voting Information” on page 5 for detailed instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 10, 2026.

2	2026 Proxy Statement

ATTENDING THE VIRTUAL ANNUAL MEETING

This year’s Annual Meeting is being held in a virtual-only format via live audio webcast. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2026 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. For beneficial holders who do not have a control number, please contact your broker, bank, or other institution where you hold your account as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2026, but you will not be able to vote during the meeting or ask questions.

By Order of the Board of Directors,

Frederick J. Kulevich

Chief Legal Officer, Executive Vice President,
Risk and Compliance, and Corporate Secretary

April 10, 2026

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 21, 2026. The proxy materials relating to our Annual Meeting (notice, proxy statement, and annual report) are available at www.proxyvote.com, free of charge.

2026 Proxy Statement	3

4	2026 Proxy Statement

Voting Information

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of CDW Corporation (the “Company”, “CDW”, “we”, “us”, and “our”) as of the close of business on March 25, 2026, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

Proposal	Topic	More Information	Board Recommendation
Proposal 1	Election of Directors	Page 21	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 32	FOR
Proposal 3	Ratification of Selection of Independent Registered Public Accounting Firm	Page 64	FOR
Proposal 4	Approval of the Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent	Page 67	FOR
Proposal 5	Stockholder Proposal Regarding Independent Board Chair Requirements	Page 70	AGAINST

Virtual Annual Meeting

The Annual Meeting will be held via live audio webcast on Thursday, May 21, 2026, at 7:30 a.m. CDT, in a virtual-only meeting format. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 25, 2026, the record date. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2026 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank, or other institution where you hold your account as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2026, but you will not be able to vote during the meeting or ask questions.

Voting in Advance of the Annual Meeting

Even if you plan to attend our virtual Annual Meeting via webcast, please read this proxy statement with care and vote right away as described in the Notice of Annual Meeting of Stockholders on page 2 of this proxy statement. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank, or other institution where you hold your account, you will receive voting instructions from your broker, bank, or other institution, including whether telephone or Internet options are available.

Voting at the Annual Meeting

You may vote electronically via webcast at the Annual Meeting by following the instructions available on the meeting website.

Frequently Asked Questions

We provide answers to many frequently asked questions about the Annual Meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on page 73 of this proxy statement.

2026 Proxy Statement	5

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2025 Annual Report on Form 10-K carefully before voting at the Annual Meeting. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix   A. This proxy statement also contains forward-looking statements; see Appendix B for more information.

Proposal	Election of Directors	FOR
1	● 8 of our 9 Director nominees are independent. ● Independent Lead Director. ● A Director Nominees Snapshot outlining key information on our Directors is included on page 10.	The Board recommends a vote FOR each Director nominee named in this proxy statement Further information beginning on page 21
Proposal	Advisory Vote to Approve Named Executive Officer Compensation	FOR
2

●

The Compensation Committee has designed our executive compensation program with the objectives of driving sustained meaningful profitable growth and stockholder value creation.

●

Our long-standing executive compensation philosophies and objectives are to (1) pay-for-performance, (2) align with stockholder interests, and (3) attract and retain the right talent.

●

The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals.

The Board recommends a vote FOR this Proposal Further information beginning on page 32
Proposal	Ratification of Selection of Independent Registered Public Accounting Firm	FOR
3	● The Audit Committee has selected EY to act as our independent registered public accounting firm for 2026 and seeks ratification of the selection.	The Board recommends a vote FOR this proposal Further information beginning on page 64

6	2026 Proxy Statement

PROXY SUMMARY

Proposal	Approval of the Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent	FOR
4

●

The Board seeks to further enhance stockholder rights by enabling stockholders to act by written consent, in accordance with the preferences expressed by stockholders at the Company’s 2025 Annual Meeting of Stockholders.

The Board recommends a vote FOR this proposal Further information beginning on page 67
Proposal	Stockholder Proposal Regarding Independent Board Chair Requirements	AGAINST
5

The Board recommends a vote against this proposal for the following reasons:

●

The Board has a fiduciary duty to determine the leadership structure that best serves the Company and its stockholders.

●

Effective governance requires flexibility – not a rigid, one-size-fits-all mandate.

●

A robust LID role supports effective Board oversight.

●

Flexibility in Board leadership is a strength of the Company’s governance.

The Board recommends a vote AGAINST this proposal Further information beginning on page 70

2026 Proxy Statement	7

PROXY SUMMARY

Business Highlights

We are a leading multi-brand provider of information technology (“IT”) solutions to business, government, education, and healthcare customers in the United States (“US”), the United Kingdom (“UK”), and Canada. We are a Fortune 500 company and member of the S&P 500 Index with approximately 14,800 coworkers across the globe. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions and services that include on-premise and cloud capabilities across hybrid infrastructure, digital experience, and security.

We are vendor, technology, and consumption model unbiased, offering a broad selection of products and multi-branded IT solutions. Our solutions are delivered in physical, virtual, and cloud-based environments through approximately 10,500 customer-facing coworkers, including sellers, highly-skilled specialists, and engineers. We are a leading sales channel partner for many original equipment manufacturers (“OEMs”), software publishers, and cloud providers (collectively, our “vendor partners”) and wholesale distributors, whose products we sell or include in the solutions we offer. We provide our vendor partners with a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise, and extensive customer access.

We simplify the complexities of technology solutions across design, selection, procurement, integration, and management for our customers. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT workforce. Our multi-brand offering approach across our vendor partners enables us to provide the solutions and services that best address each customer’s specific requirements to enable their desired business outcomes.

We have capabilities to provide integrated IT solutions in approximately 150 countries for customers with primary locations in the US, UK, and Canada, which are large and growing markets. These are highly fragmented markets served by thousands of IT resellers and solutions providers. We believe that demand for IT will outpace general economic growth in the markets we serve, fueled by new technologies, including hybrid and cloud computing and artificial intelligence (“AI”) as well as growing end-user demand for security, efficiency, and productivity.

As we have evolved with the IT market, we have built an organization with significant scale, reach, and deep intimate knowledge of customer and vendor partner needs. When coupled with our market presence, our broad and deep solutions portfolio, and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

CDW At-A-Glance

Products

100K+

Countries

~150

Brands

1K+

Coworkers

~14.8K+

Customers

250K+

Cash Returned to Stockholders

$4.7B

over the last 5 years

2025 Performance Highlights

	GAAP	Non-GAAP
Net Sales $22.4 billion +6.8% Gross Profit $4.9 billion	Operating Income $1.7 billion +0.3% Net income per diluted share $8.08	Operating Income $2.0 billion +2.6% Net income per diluted share $10.02
+5.9%	+1.3%	+5.2%
Percentage are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

CDW’s Balanced Portfolio

(2025 Net Sales $22.4B,
+6.8% Year-Over-Year Growth %)

8	2026 Proxy Statement

PROXY SUMMARY

Director Nominee Highlights

Our Board strives to maintain a highly independent and balanced group of directors that collectively possess the skills, expertise, and perspectives to ensure effective oversight.

Our Director Nominees

Name & Professional Background	Age	Director Since	Independent	Committee Memberships	Other Public Company Boards
Virginia C. Addicott Former President & Chief Executive Officer, FedEx Custom Critical	62	2016		■ Audit ■ Nominating & Corporate Governance	1
James A. Bell (Lead Independent Director) Former Executive Vice President, Corporate President & Chief Financial Officer, The Boeing Company	77	2015		■ Compensation ■ Nominating & Corporate Governance (Chair)	—
Lynda M. Clarizio Co-Founder and General Partner, The 98; Former Executive Vice President, Strategic Initiatives, The Nielsen Company (US), LLC	65	2015		■ Compensation ■ Nominating & Corporate Governance	1
Anthony R. Foxx Emma Bloomberg Professor of the Practice of Public Policy and Faculty Director of the Center for Public Leadership, Harvard Kennedy School of Government; Former US Secretary of Transportation	54	2021		■ Compensation ■ Nominating & Corporate Governance	2
Kelly J. Grier Former US Chair and Managing Partner (CEO), Ernst & Young LLP	56	2023		■ Audit (Chair) ■ Nominating & Corporate Governance	3
Marc E. Jones Chairman and Executive Officer Emeritus, Aeris Communications, Inc.	67	2023		■ Compensation ■ Nominating & Corporate Governance	1
Christine A. Leahy Chair, President & Chief Executive Officer, CDW Corporation	61	2019	—	—	1
David W. Nelms Former Chairman & Chief Executive Officer, Discover Financial Services, Inc.	65	2014		■ Audit ■ Nominating & Corporate Governance	—
Joseph R. Swedish Former Chairman, President & Chief Executive Officer, Anthem, Inc.	74	2015		■ Compensation ■ Nominating & Corporate Governance	—

2026 Proxy Statement	9

PROXY SUMMARY

Director Nominees Snapshot

Age 65 years old is the average age Tenure 8 years is the average tenure Independence 89 % of the Board is Independent Skills and Qualifications

Senior Leadership
9/9
Public Company Board Service
9/9
Global
7/9
Technology Innovation
8/9

Finance, Accounting, and Risk Management
9/9
People and Culture
9/9
Government and Regulatory
7/9

Corporate Governance Highlights

More information can be found in the “Corporate Governance” section of this proxy statement.

    Annual election of all directors

    Lead Independent Director

    All of our directors, other than the Chair of our Board, are  independent and the independent directors regularly meet in executive session

   100% independent Audit, Compensation, and Nominating and Corporate Governance Committees

    All of our Audit Committee members qualify as “audit committee financial experts” under SEC rules

    15-year Board term limit to promote Board refreshment

   Stockholder right to call special meetings

   Our Board has approved a management  proposal to allow stockholders to act by written consent (Proposal 4 in this proxy statement)

   Proxy access right

   Majority vote to elect directors with resignation policy

   Restrictions on other board service by directors

   Annual Board and Audit, Compensation, and Nominating and Corporate Governance Committee evaluations

   No supermajority vote requirements

   No stockholder rights plan or poison pill

10	2026 Proxy Statement

PROXY SUMMARY

Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the charts, in 2025, approximately 93% of the target compensation of our Chair, President, and Chief Executive Officer was variable, with the value tied to the achievement of specified financial performance goals and stock price performance.

2025 CEO TARGET COMPENSATION MIX

7%
Base Salary
14%
Annual Bonus
93%
Financial Performance and Stock Price–Based Component
79%
Long-Term Incentive

2025 Say-on-Pay Vote

Stockholders continued to show strong support of our executive compensation program, with approval by approximately 91% of the votes cast for the Company’s say-on-pay vote at our 2025 Annual Meeting of Stockholders and, since our initial public offering in 2013 (“IPO”), our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 95% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO.

2025 SAY-ON-PAY VOTE	AVERAGE SAY-ON-PAY VOTE SINCE IPO

Extensive information regarding our executive compensation program in place for 2025 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

2026 Proxy Statement	11

Corporate Governance

“The Board is highly engaged and brings rigorous, independent judgment to the oversight of CDW’s long-term strategy. Our governance framework supports effective oversight through active Board engagement, regular executive sessions, and disciplined evaluation of Board and committee effectiveness. In close partnership with management, and informed by ongoing dialogue with our stockholders, the Board remains focused on long-term value creation.”

— James A. Bell, Lead Independent Director

Corporate Governance Highlights

   Annual Election of Directors. All directors are elected annually.

   Lead Independent Director. Our Lead Independent Director is elected by and from the independent members of our Board.

   Independent Board. Our Board is comprised entirely of independent directors, other than our Chair, who also serves as President and Chief Executive Officer. The independent members of our Board regularly meet in executive session.

   Independent Board Committees. All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

   Audit Committee Financial Experts. All members of our Audit Committee qualify as “audit committee financial experts” as defined under US Securities and Exchange Commission (“SEC”) rules.

   Stockholder Right to Call Special Meetings. Our Amended and Restated Bylaws (“Bylaws”) allow stockholders representing at least 25% of the voting power of our outstanding common stock to call special meetings, as further detailed in our Bylaws.

   Stockholder Action by Written Consent. Our Board has approved a management proposal to allow stockholders to take action by written consent (Proposal 4 in this proxy statement).

   Proxy Access. Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 2 individuals or 20% of the Board, whichever is greater, as further detailed in our Bylaws.

   Majority Vote. Directors are elected by majority votes cast in uncontested elections. We have a resignation policy that applies if a director fails to receive a majority of the votes cast.

   Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 15 years of service on our Board, absent special circumstances.

   Restrictions on Other Board Service. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee and the Board to consider directors’ and candidates’ outside time commitments, including the number of other boards they serve on. The Guidelines also limit board memberships: directors who are executive officers of a public company may serve on no more than 2 public company boards (including ours), and directors who are not executive officers may serve on no more than 4 public company boards (including ours).

   Annual Board and Committee Evaluations. Our Lead Independent Director conducts one-on-one interviews with each director to assess Board performance and effectiveness. The Nominating and Corporate Governance Committee reviews and discusses the results. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees also conducts an annual self-evaluation to assess Committee performance and effectiveness.

   No Supermajority Vote Requirements. Our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of a majority of the Company’s outstanding common stock.

   No Stockholder Rights Plan. The Company does not have a stockholder rights plan or poison pill.

12	2026 Proxy Statement

Corporate Governance

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors, and communities, and that trust sustains our success. Part of this trust stems from our commitment to good corporate governance. Our Company is governed by our Board of Directors (“Board of Directors” or “Board”). The Board is responsible for providing oversight of the strategic and operational direction of the Company and supporting the Company’s long-term interests.

To provide a framework for effective governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on the Governance section of our Investor Relations website at investor.cdw.com. These documents and any other information available on our website are not part of, or incorporated by reference into, this proxy statement.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of our Board must be independent. The Board annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the Nasdaq listing standards and considers all relevant facts and circumstances.

Under the Nasdaq independence criteria, a director cannot be considered independent if they have one of the relationships specifically enumerated in the Nasdaq listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors, other than our Chair, President, and Chief Executive Officer, Christine A. Leahy, and each of the directors who served during the last completed fiscal year is independent under the applicable listing standards of Nasdaq. In making its determination, the Board considered that Ms. Grier served as US Chair and Managing Partner (CEO) of EY, the Company’s independent registered public accounting firm, until July 2022 and that Ms. Grier did not personally work on the audit of the Company by EY or provide any other services to the Company since 2014. Because Ms. Grier is retired from EY and due to the significant length of time since she last worked on the Company’s audit, the Board found that her prior relationship with EY does not interfere with the exercise of her independent judgment in carrying out her responsibilities as a director of the Company.

Board of Directors Leadership Structure

Christine A. Leahy, our President and Chief Executive Officer, serves as Chair of the Board and James A. Bell, a non-executive and independent director, serves as Lead Independent Director. The Board believes that the combined role of Chair of the Board and Chief Executive Officer of our Company, together with the appointment of a Lead Independent Director (elected by and from the independent members of the Board), the independence of all Board members other than our Chief Executive Officer, and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives. Our governance framework provides the Board with the flexibility needed to determine the most suitable leadership structure for the Company. The Board periodically reviews its leadership structure. As part of this review, the Board has determined that the current leadership structure — with a combined Chair and Chief Executive Officer, a Lead Independent Director, and all Board committees composed entirely of independent directors — is appropriate for the Company at this time.

Our Corporate Governance Guidelines and committee charters require that when the Chair of the Board is not an independent director, the Nominating and Corporate Governance Committee will recommend an independent director to serve as Lead Independent Director. When making determinations about our leadership structure, the Board considers many factors, including business strategy, Company performance, industry dynamics, economic and regulatory developments, results of Board and committee self-evaluations, and investor feedback. The Board also considers the composition and culture of the board, including the qualifications and experience of the Chief Executive Officer and each of the directors, the roles and responsibilities of the Board Chair and the Lead Independent Director, the composition and needs of each committee of the Board, succession planning, the advantages and disadvantages of alternative leadership structures, and how best to serve the interests of our stockholders.

2026 Proxy Statement	13

Corporate Governance

Lead Independent Director

James A. Bell LEAD INDEPENDENT DIRECTOR	The primary roles of our Lead Independent Director are to partner with the Chair in managing the governance of the Board and to serve as a liaison between the Chair and other directors. The responsibilities of the Lead Independent Director, which are described in the Company’s Corporate Governance Guidelines, include, among others:

RESPONSIBILITY	DESCRIPTION
Board Meetings	Preside at all meetings of the Board at which the Chair is not present, including all executive sessions of the independent directors
Executive Sessions	Has the authority to call meetings of the independent directors
Facilitate Discussion	Facilitate discussion and open dialogue among the independent directors during Board meetings, executive sessions, and outside of board meetings
Liaison for Independent Directors	Serve as a liaison between the independent directors and the Chair, and where appropriate, between the independent directors and management
Agendas	Review, advise on, and ultimately approve the scheduling of Board meetings, and the agenda items and materials for each Board meeting as proposed by the Chair
Information	Work with the Chair to facilitate timely and appropriate information flow to the Board
Communicating with Stockholders	Serve as a contact for and may represent the Board in communications with stockholders and other stakeholders who wish to communicate with independent directors

14	2026 Proxy Statement

Corporate Governance

Chair of the Board

Christine A. Leahy CHAIR, PRESIDENT, AND CHIEF EXECUTIVE OFFICER	The Board believes that having the Company’s Chief Executive Officer serve as Chair is in the best interest of its stockholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction and risk management, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board also believes that, because the Chief Executive Officer is the director most familiar with the Company’s business, industry, and day-to-day operations, she is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to her discussions with independent directors. The responsibilities of the Chair include, among others:

RESPONSIBILITY	DESCRIPTION
Board Meetings	Preside at and manage all meetings of the Board
Facilitate Discussion	Support a strong Board culture by fostering an environment of open dialogue, effective information flow, and constructive feedback among the members of the Board and management, facilitating communication among the Lead Independent Director, the Board as a whole, Board committees, and management, and encouraging director participation in discussions
Agendas	Propose to the Lead Independent Director for input, the annual Board calendar, agenda items, and schedules for each Board meeting and the materials to be presented to the Board
Information	Work with the Lead Independent Director to facilitate timely and appropriate information flow to the Board
Communicating with Stockholders	Represent the Board at annual meetings of stockholders and may represent the Board in communications with stockholders and other stakeholders, as appropriate

2026 Proxy Statement	15

Corporate Governance

Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board, any applicable committee meetings, and our annual meetings of stockholders.

In 2025, the Board held five meetings. In 2025, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served. In addition, each of our directors attended our 2025 Annual Meeting of Stockholders.

Board Committees

Our Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on the Governance section of our Investor Relations website at investor.cdw.com. Under the committees’ charters, the committees report regularly to the Board. Additional information on each of these committees is set forth on the next page.

All Members Independent Kelly J. Grier (Chair) Virginia C. Addicott David W. Nelms Donna F. Zarcone

Audit Committee

Primary Responsibilities:

Our Audit Committee is responsible for, among other things:

●

appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●

discussing with our independent registered public accounting firm its independence from the Company;

●

reviewing with our independent registered public accounting firm the results and scope of its audit;

●

preapproving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●

overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●

reviewing and monitoring our accounting principles, accounting policies, and financial and accounting controls;

●

establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters;

●

reviewing and approving or ratifying related-party transactions;

●

overseeing our internal audit function; and

●

reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Meetings Held in 2025: 10

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of Nasdaq and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert”. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements.

James A. Bell and Marc E. Jones served on the Audit Committee during fiscal year 2025 until May 2025. David W. Nelms joined the Audit Committee in May 2025.

16	2026 Proxy Statement

Corporate Governance

All Members Independent Sanjay Mehrotra (Chair) James A. Bell Lynda M. Clarizio Anthony R. Foxx Marc E. Jones Joseph R. Swedish

Compensation Committee

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things:

●

reviewing and approving the compensation of our Chief Executive Officer and other executive officers;

●

reviewing and recommending to the Board employment agreements and other similar arrangements between CDW and our executive officers;

●

administering our incentive compensation and equity-based plans;

●

periodically reviewing and approving, or recommending to the Board, any changes to our incentive compensation and equity-based plans;

●

approving and administering the Company’s clawback and recoupment policies; and

●

reviewing trends in executive compensation.

Meetings Held in 2025: 5 Independence: Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act.

All Members Independent James A. Bell (Chair) Virginia C. Addicott Lynda M. Clarizio Anthony R. Foxx Kelly J. Grier Marc E. Jones Sanjay Mehrotra David W. Nelms Joseph R. Swedish Donna F. Zarcone

Nominating and Corporate Governance Committee

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●

identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

●

evaluating potential nominees for our Board recommended by our stockholders and maintaining procedures for the submission of stockholder nominees;

●

overseeing the organization and evaluation of our Board to discharge the Board’s duties and responsibilities properly and efficiently and monitoring the outside commitments of our directors;

●

identifying best practices and recommending corporate governance principles;

●

developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us;

●

reviewing compliance with The CDW Way Code, our code of business conduct and ethics;

●

reviewing and approving the compensation of our directors;

●

setting goals and objectives for and reviewing the performance of our Chief Executive Officer;

●

reviewing with management our business resilience programs and policies;

●

executive officer succession planning; and

●

reviewing stockholder proposals.

Meetings Held in 2025: 4 Independence: Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of Nasdaq.

2026 Proxy Statement	17

Corporate Governance

Oversight of Strategy

One of the primary responsibilities of the Board is to oversee management’s development and execution of the Company’s long-term strategy. Strategy is a recurring topic of discussion at Board meetings, with periodic additional in-depth strategic planning sessions. Discussions on strategy include updates on the ongoing strategic planning process, progress against various strategic initiatives, the competitive landscape, emerging technologies such as artificial intelligence (AI), and potential risks to the Company’s long-term strategy.

Oversight of Risk

Our Board, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion, and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialogue at the senior management and Board levels to proactively identify, prioritize, and manage enterprise risks that the Company may face over the short-term, intermediate-term, and long-term. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial, and compliance risks on an ongoing basis, and helps to ensure appropriate response strategies are in place. This includes consulting with outside advisors and experts to anticipate future threats and trends affecting the enterprise risk portfolio. Frederick Kulevich, our Chief Legal Officer, Executive Vice President, Risk and Compliance, and Corporate Secretary, serves as our chief compliance officer, reports to our Chief Executive Officer, and is regularly involved in our ERM Program.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company, covering all categories and types of risk, including both known and newly identified emerging risks. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program and on any identified high priority enterprise risks. This includes risk assessments from management with regard to cybersecurity, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats. For more information regarding the Audit Committee’s cybersecurity risk oversight, please refer to “Item 1C. Cybersecurity” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

In addition, the Board believes that having a Lead Independent Director enhances the Board’s independent oversight of the Company’s risk management efforts by enabling consultation between the Chair and Lead Independent Director on high priority enterprise risks.

Oversight of Business Resilience Programs and Policies

Our Nominating and Corporate Governance Committee has oversight responsibility for our business resilience programs and policies and periodically receives updates on our programs and policies. Our business resilience strategy is anchored in disciplined risk management, responsible innovation, and capturing business opportunities. Our most recent Business Resilience report is available on the Business Resilience section of our Investor Relations website at investor.cdw.com.

Oversight of Human Capital Management

Our long-standing values and philosophies of success are based on fostering a welcoming, respectful, accountable, and fair culture where coworkers have the opportunity to thrive. This culture, along with strong training and development, competitive compensation, and opportunities for meaningful careers, drives business results and competitive advantage. Our Board understands the importance of talent to our ongoing success and is actively engaged with our Chair, President, and Chief Executive Officer and our Chief Human Resources Officer across a broad range of human capital management topics.

On an annual basis, the Board reviews the results of our annual talent review process and succession plans for our Chair, President, and Chief Executive Officer and our other executive officers. In addition, talent strategy is regularly discussed with the Board, including culture, recruiting, retention, engagement, and talent development. The Compensation Committee also annually reviews compensation trends and developments and the results of a risk analysis of our compensation practices and policies.

18	2026 Proxy Statement

Corporate Governance

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, that is applicable to all of our coworkers and directors. This code is available on the Governance section of our Investor Relations website at investor.cdw.com. We intend to disclose any substantive amendments to, or any waivers from, The CDW Way Code by posting such information on our website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or Nasdaq.

Insider Trading Policies

We have a Policy on Insider Trading governing the purchase, sale, and other dispositions of our securities by Board members, officers, coworkers, and consultants, as well as the Company itself, that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable listing standards. Our Policy on Insider Trading includes policies on hedging, short sales, and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars, and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. A copy of our Policy on Insider Trading was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” section of this proxy statement for a discussion of the Company’s executive compensation policies and practices. We conducted an assessment of the risks associated with our compensation policies and practices, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and design, and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features and short-term and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees or any individual director may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company, and communications that are frivolous in nature. In addition, when appropriate, the Lead Independent Director is available for engagement with stockholders.

Compensation Committee Interlocks and Insider Participation

During 2025, our Compensation Committee consisted of James A. Bell, Lynda M. Clarizio, Anthony R. Foxx, Marc E. Jones, Sanjay Mehrotra, and Joseph R. Swedish. No member of the Compensation Committee was, during 2025 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2025, there were no compensation committee interlocks required to be disclosed.

2026 Proxy Statement	19

Corporate Governance

Related Person Transactions

Related Person Transactions Approval and Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees, executive officers, more than 5% record or beneficial owners of our common stock, or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our directors and coworkers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, director, or related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

●	the size of the transaction and the amount payable to or by the related person;
●	the nature of the interest of the related person in the transaction;
●	whether the transaction may involve a conflict of interest;
●	whether the transaction is at arm’s-length, in the ordinary course, or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
●	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

Patrick Connelly, the son of Elizabeth H. Connelly, our Chief Commercial Officer and Executive Vice President, is a Client Executive (sales coworker) at the Company. In 2025, Mr. Connelly had total compensation, including salary, commissions, bonuses, and sales incentives, of approximately $420,000 and was eligible to participate in Company benefit plans available to similarly situated coworkers. There have been no other transactions since January 1, 2025, for which disclosure under Item 404(a) of Regulation S-K is required.

20	2026 Proxy Statement

PROPOSAL 1

Election of Directors

Under our Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board presently consists of eleven directors. Ms. Zarcone is not standing for reelection at the Annual Meeting and her service will end immediately prior to the Annual Meeting pursuant to our 15-year term limit policy. Mr. Mehrotra also is not standing for reelection at the Annual Meeting and his service on our Board will end immediately prior to the Annual Meeting. We thank Ms. Zarcone and Mr. Mehrotra for their service to the Company. The Board has decreased the size of the Board to nine directors immediately prior to the Annual Meeting. The terms of all of our directors expire on the date of the Annual Meeting subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2027 Annual Meeting of Stockholders must be received no earlier than January 21, 2027, and no later than February 20, 2027. See “Stockholder Proposals for the 2027 Annual Meeting” for additional information regarding the process for submitting nominations.

Our Bylaws also permit qualified stockholders, or groups of up to 20 stockholders, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. Notice of a proxy access nomination must be received no earlier than November 11, 2026, and no later than December 11, 2026. See “Stockholder Proposals for the 2027 Annual Meeting” for additional information regarding including director nominees in our proxy materials.

Director Qualifications

Our Board is committed to regular refreshment and strives to maintain a highly independent and balanced group of directors that collectively possess the skills, expertise, and perspectives to ensure effective oversight. In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications, attributes, skills, and experience of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

●	Principal employment, occupation, or association involving an active leadership role;
●	Qualifications, attributes, skills, and experience relevant to the Company’s business;
●	Ability to bring complementary experiences, skills, and viewpoints to the Board;
●	Other time commitments, including the number of other boards on which the potential candidate may serve;
●	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of Nasdaq, and other applicable laws, regulations, and rules;
●	Financial literacy and expertise; and
●	Personal qualities, including strength of character, maturity of thought process and judgment, values, and ability to work collegially.

2026 Proxy Statement	21

PROPOSAL 1 Election of Directors

Director Nominee Skills Matrix

In considering each director nominee for the Annual Meeting, the Board and the Nominating and Corporate Governance Committee evaluated such person’s qualifications, attributes, skills, and experience to serve as a director.

Our Board has a well-rounded variety of qualifications, attributes, skills, and experience, and represents a mix of deep knowledge of the Company and fresh perspectives. This reflects the importance that the Board has placed on maintaining and enhancing the composition of our Board to support the Company’s evolving strategy. The table below summarizes some of the qualifications, attributes, skills, and experience of each director. This summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board. Further information on each director nominee for this Annual Meeting is set forth in the biographies under “Proposal 1 – Election of Directors — 2026 Nominees for Election to the Board of Directors” in this proxy statement.

	Skills							Other Attributes
	Senior	Public Company Board		Technology	Finance, Accounting, and Risk	People and	Government	Tenure	Independence	Race/ Ethnicity	Gender
	Leadership	Service	Global	Innovation	Management	Culture	and Regulatory

Addicott								10		White	F
Bell								11		Black	M
Clarizio								10		White	F
Foxx								5		Black	M
Grier								3		White	F
Jones								3		Black	M
Leahy								7		White	F
Nelms								12		White	M
Swedish								11		White	M
Total	9	9	7	8	9	9	7

SKILL	DESCRIPTION
Senior Leadership	Experience as a senior leader in a complex organization
Public Company Board Service	Service on other public company boards
Global	Broad leadership experience with multinational companies or in international markets
Technology Innovation	Managing technology strategies and driving technological change and innovation within an organization
Finance, Accounting, and Risk Management	Experience with finance, accounting, debt or capital markets, M&A, strategic investments, or enterprise risk management including cybersecurity
People and Culture	Experience managing a large and global workforce and building a high performance culture
Government and Regulatory	Government service or extensive interactions with the government and government agencies

22	2026 Proxy Statement

PROPOSAL 1 Election of Directors

2026 Nominees for Election to the Board of Directors

Each of the nine director nominees listed below is currently a director of the Company. Each of the director nominees, other than Christine A. Leahy, our Chair, President, and Chief Executive Officer, has been determined by the Board to be independent.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed the specific qualifications, attributes, skills, and experience of that nominee that strengthen the operation of the Board as a whole.

If elected, each of the director nominees is expected to serve for a term expiring at the 2027 Annual Meeting of Stockholders, subject to the election and qualification of their successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

VIRGINIA C. ADDICOTT	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2016 Age 62

Ms. Addicott is the former President and Chief Executive Officer of FedEx Custom Critical, a North American expedited freight carrier, a position she held from June 2007 to December 2019. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.

Other Public Company Directorships:

●  Element Fleet Management Corp.

Selected Directorships and Positions:

●  Board of Directors, Smithers - Oasis Company

●  Chair, Board of Directors, Student Transportation of America

●  Chair, Board of Directors, Akron Children’s Hospital

●  Board of Trustees, Kent State University

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

JAMES A. BELL	Compensation and Nominating and Corporate Governance (Chair) Committees
LEAD INDEPENDENT DIRECTOR Director since: 2015 Age 77

Mr. Bell currently serves as the Lead Independent Director of our Board of Directors, a position he has held since March 2025. Mr. Bell is the former Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell served in that role at Boeing from 2008 to 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.

Other Public Company Directorships:

●  None

Former Public Company Directorships (within the past 5 years):

●  Apple, Inc.

●  JPMorgan Chase & Co.

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

2026 Proxy Statement	23

PROPOSAL 1 Election of Directors

LYNDA M. CLARIZIO	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 65

Ms. Clarizio is a strategic advisor to several businesses with a focus on leveraging digital technology and data to drive growth. She also is Co-Founder and General Partner of The 98, an early stage venture fund investing in technology businesses led or co-led by women. Ms. Clarizio served as Executive Vice President, Strategic Initiatives (September 2017 to January 2018) and President of US Media (August 2013 to September 2017) at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multiplatform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 to 1999.

Other Public Company Directorships:

●  Emerald Holding, Inc.

Former Public Company Directorships
(within the past 5 years):

●  Taboola.com Ltd.

●  Intertek Group plc

Selected Directorships and Positions:

●  Board of Directors, Simpli.fi Holdings, Inc.

●  Board of Directors, Cambri Oy

●  Co-Chair, Board of Directors, Human Rights First

●  Leadership Council, Princeton University School of Engineering and Applied Science

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

ANTHONY R. FOXX	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 54

Mr. Foxx is the Emma Bloomberg Professor of the Practice of Public Policy and Faculty Director of the Center for Public Leadership at the Harvard Kennedy School of Government. Previously, he was the seventeenth United States Secretary of Transportation from July 2013 to January 2017. Mr. Foxx also served as Chief Policy Officer and Senior Advisor to the President and Chief Executive Officer of Lyft, Inc., a transportation network in the US and Canada, from October 2018 to January 2022 and served as an advisor to Lyft through the end of 2022. Prior to joining Lyft, Mr. Foxx served as a Managing Partner of Related Infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. Mr. Foxx also served as Mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City Council Member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors.

Other Public Company Directorships:

●  Martin Marietta Materials, Inc.

●  NXP Semiconductors N.V.

Former Public Company Directorships
(within the past 5 years):

●  Shelter Acquisition Corporation I

Selected Directorships and Positions:

●  Advisory Board, AutoTech Ventures

●  Director, The Volcker Alliance

●  Chair, Board of Trustees, Davidson College

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

24	2026 Proxy Statement

PROPOSAL 1 Election of Directors

KELLY J. GRIER	Audit (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 56

Ms. Grier is the former US Chair and Managing Partner (CEO) of Ernst  & Young LLP (EY), a global professional services firm, a position she held from 2018 to 2022. From 2015 to 2018, Ms. Grier was Vice Chair and Central Region Managing Partner, in 2014, was Americas Vice Chair of Talent and prior to that, served in various roles of increasing responsibility in the US and globally during over 30 years of service to EY. Ms. Grier is a certified public accountant.

Other Public Company Directorships:

●  Illinois Tool Works Inc.

●  Booking Holdings Inc.

●  AT&T Inc.

Selected Directorships and Positions:

●  Senior Advisor, Permira

●  Board of Directors, Zendesk, Inc.

●  Board of Directors, Global Forest Generation

●  Board of Directors, Peterson Institute for International Economics

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

MARC E. JONES	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 67

Mr. Jones serves as the Chairman and Chief Executive Officer Emeritus of Aeris Communications,Inc., a provider of machine to machine and Internet of Things communications services. Mr. Jones has served as Chairman of Aeris since 2005 and CEO Emeritus of Aeris since August 1, 2025. From January 2025 until August 2025, he served as co-CEO of Aeris. Prior to becoming co-CEO of Aeris, he served as President and Chief Executive Officer of Aeris since 2008. He also served as Chairman of Visionael Corporation, a network service business software and service provider, from 2004 to 2009 and as President and Chief Executive Officer of Visionael from 1998 to 2004. Prior to joining Visionael, Mr. Jones served as President and Chief Operating Officer of Madge Networks, a supplier of networking hardware, from 1993 to 1997; Senior Vice President, Integrated System Products at Chips and Technologies, Inc., one of the first fabless semiconductor companies, from 1988 to 1992; and Senior Vice President, Corporate Finance at LF Rothschild Unterberg Towbin & Co., a merchant and investment banking firm, from 1986 to 1987.

Other Public Company Directorships:

●  Ingersoll Rand Inc.

Selected Directorships and Positions:

●  Chair, Board of Directors, Aeris Communications, Inc.

●  Board of Trustees, Stanford University

●  Board of Directors, Stanford Health Care

●  Board of Directors, Management Leadership for Tomorrow

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

2026 Proxy Statement	25

PROPOSAL 1 Election of Directors

CHRISTINE A. LEAHY
CHAIR Director since: 2019 Age 61

Ms. Leahy is our Chair, President, and Chief Executive Officer. Ms. Leahy has served as President and Chief Executive officer since January 2019 and as Chair since January 2023. Prior to her current role, Ms. Leahy served as our Chief Revenue Officer from July 2017 to December 2018 and was responsible for all customer-facing units of the Company, including its corporate, public, small business, international, and integrated technology solutions organizations. Prior to that role, Ms. Leahy served as our Senior Vice President-International from May 2016 to July 2017, where she led the development of the Company’s international strategy and was responsible for the performance of the Company’s international business. Ms. Leahy also was our Chief Legal Officer/General Counsel and Corporate Secretary from January 2002 to July 2017. Prior to joining CDW as the Company’s first general counsel, Ms. Leahy was a corporate partner in the Chicago office of Sidley Austin, an international business law firm, where she practiced law from 1991 to 2002.

Other Public Company Directorships:

●  Target Corporation

Selected Directorships and Positions:

●  Board of Directors, Northwestern Memorial Hospital

●  Board of Directors, Junior Achievement of Chicago

●  Board of Directors, The Economic Club of Chicago

●  Board of Directors, Corporate Leadership Center

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

DAVID W. NELMS	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2014 Age 65

Mr.  Nelms previously served as our Lead Independent Director from January 2023 to March 2025 and from January 2019 to December 2019 and as our Non-Executive Chair from January 2020 to December 2022. He is the former Chairman and Chief Executive Officer of Discover Financial Services, Inc., a direct banking and payment services company. Mr. Nelms was named Chief Executive Officer of Discover in 2004 and was elected Chairman in 2009. He retired in September 2018 and continued as Executive Chairman of Discover until December 2018 and as an advisor until March 2019. Mr. Nelms joined Discover in 1998 as President and Chief Operating Officer. Prior to joining Discover, Mr. Nelms was with MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance and from 1986 to 1990 he was a management consultant with Bain & Company.

Other Public Company Directorships:

●  None

Selected Directorships and Positions:

●  Executive Board, University of Florida Foundation

●  Board of Directors, Conserving Carolina

●  Board of Directors, JDRF T1D Fund

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Global

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

26	2026 Proxy Statement

PROPOSAL 1 Election of Directors

JOSEPH R. SWEDISH	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 74

Mr. Swedish is the former Chairman, President and Chief Executive Officer of Anthem, Inc., a health benefits provider, now known as Elevance Health, Inc. Mr. Swedish served as President and Chief Executive Officer of Anthem from 2013 to November 2017, became Chairman in 2015, and became Executive Chairman in November 2017. From his retirement in May 2018 to May 2020, Mr. Swedish served as a Senior Advisor to Anthem. Prior to joining Anthem, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen-state integrated health care delivery system, from 2004 to 2013. From 1993 to 2013, Mr. Swedish held CEO and senior executive leadership positions with Centura Health, Hospital Corporation of America, and other healthcare enterprises. Mr. Swedish also is the co-founder and partner emeritus of Concord Health Partners, LLC, a private equity firm focused on strategic investing in healthcare portfolio companies.

Other Public Company Directorships:

●  None

Former Public Company Directorships
(within the past 5 years):

●  IBM Corporation

●  Mesoblast Limited

●  CHP Merger Corp.

Selected Directorships and Positions:

●  Board of Directors, Centrexion Therapeutics Corporation

●  Board of Directors, Integrity Implants, Inc. dba Accelus

●  Board of Directors, Navitus Health Solutions

●  Board of Visitors, Duke University’s Fuqua School of Business

●  Board of Trustees, The Nature Conservancy in Colorado

Key Skills and Qualifications:

●  Senior Leadership

●  Public Company Board Service

●  Technology Innovation

●  Finance, Accounting & Risk Management

●  People and Culture

●  Government and Regulatory

2026 Proxy Statement	27

Director Compensation

Elements of Director Compensation

The elements of our 2025 director compensation program for non-employee directors are set forth below. Our Nominating and Corporate Governance Committee, in consultation with our Compensation Committee, annually reviews the design and competitiveness of our non-employee director compensation program. The Nominating and Corporate Governance Committee considers input from the Compensation Committee’s independent compensation consultant and market data for our peer group of companies used for determining executive compensation. Based on such review, the 2025 director compensation program was adjusted as compared to 2024 to increase the annual equity retainer for both Board and Lead Independent Director service by $10,000 and the Audit Committee Chair retainer by $5,000.

Christine A. Leahy, our Chair, President, and Chief Executive Officer did not receive any additional compensation for serving as a director during 2025. Please see the “2025 Summary Compensation Table” for the compensation received by Ms. Leahy with respect to 2025.

2025 Director Compensation Program

Annual Committee Chair Retainers

● $25,000 Audit Committee Chair Retainer

● $20,000 Compensation Committee Chair Retainer

● $15,000 Nominating and Corporate Governance Retainer

Annual Lead Independent Director Equity Award

● $45,000 Annual Restricted Stock Unit Award Target Value

All cash retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year. Beginning in 2025, Board members may elect to receive retainers in the form of fully vested restricted stock units (“RSUs”) in lieu of cash, which are granted quarterly in arrears at the same time as the payment of the cash retainers. Additionally, Board members may defer cash retainers under the CDW Director Deferred Compensation Plan. Amounts credited to the CDW Director Deferred Compensation Plan will be notionally invested, as elected by the director, in the same investment options as available under the Company’s coworker 401(k) plan.

The annual Board and Lead Independent Director RSU grants vest on the first anniversary of the grant date and entitle the director to receive shares of our common stock upon vesting, subject to deferral in five-year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual RSU grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, with the prorated award vesting on the same vesting date as the most recent annual grant to incumbent directors. The annual Board RSU grant vests on a prorated basis if a director does not stand for re-election or is not re-nominated for election at an annual meeting during the vesting period. The annual Lead Independent Director RSU grant vests on a prorated basis if service as Lead Independent Director terminates.

Stock Ownership Guidelines

The Board believes that in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and recommending any proposed changes to the Board.

28	2026 Proxy Statement

Director Compensation

Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least five times the Board’s annual cash retainer. Until such guidelines are met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program. As of the record date for the Annual Meeting, all of our non-employee directors were in compliance with the Company’s stock ownership guidelines.

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE

Shares owned by the director, immediate family, or director trust Vested RSUs for which settlement has been deferred	Unvested RSUs

2025 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Virginia C. Addicott	112,500	187,433	299,933
James A. Bell(4)	126,443	232,426	358,869
Lynda M. Clarizio	112,500	187,433	299,933
Anthony R. Foxx	112,500	187,433	299,933
Kelly J. Grier	133,076	187,433	320,509
Marc E. Jones	112,500	187,433	299,933
Sanjay Mehrotra	132,500	187,433	319,933
David W. Nelms(5)	117,981	161,407	279,388
Joseph R. Swedish	112,500	159,356	271,856
Donna F. Zarcone	112,500	187,433	299,933
(1)	Each of Mr. Nelms and Mr. Swedish elected to receive their 2025 annual retainer in the form of RSUs in lieu of cash, as described under the heading “Elements of Director Compensation” above. This column reflects the fees earned which were issued in RSUs in lieu of cash, with Mr. Nelms and Mr. Swedish receiving 761 and 717 RSUs, respectively.
(2)	The amounts reported represent the grant date fair value of RSUs granted in 2025, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).
(3)	The following table summarizes outstanding stock awards held by each above director on December 31, 2025, including RSUs on which settlement has been deferred and RSUs acquired through the deemed reinvestment of dividend equivalents:

Name	RSUs Outstanding (#)
Virginia C. Addicott	16,796
James A. Bell	20,537
Lynda M. Clarizio	1,102
Anthony R. Foxx	5,051
Kelly J. Grier	1,102
Marc E. Jones	2,858
Sanjay Mehrotra	2,192
David W. Nelms	27,546
Joseph R. Swedish	4,477
Donna F. Zarcone	14,128
(4)	Mr. Bell was appointed Lead Independent Director in March 2025.
(5)	Mr. Nelms served as our Lead Independent Director until March 2025.

2026 Proxy Statement	29

Ownership of Our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

●	each member of our Board of Directors, each director nominee, and each of our named executive officers;
●	all members of our Board and our executive officers as a group; and
●	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2026, and restricted stock units that are currently vested or vesting within 60 days as of March 1, 2026, including vested restricted stock units for which settlement has been deferred, are deemed to be outstanding and beneficially owned by the person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 1, 2026, and the percentage of beneficial ownership is based on 128,707,881 shares of common stock outstanding as of March 1, 2026.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Christine A. Leahy	617,938	*	Includes 468,542 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2026, and 11,615 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026. Also includes 17,250 shares indirectly held by a family trust.
Albert J. Miralles	83,529	*	Includes 56,461 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2026, and 4,596 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Elizabeth H. Connelly	82,888	*	Includes 65,533 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2026, and 3,273 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Mukesh Kumar	-	*	-
Sona Chawla(1)	125,862	*	Includes 104,118 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2026, and 3,663 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Virginia C. Addicott	16,796	*	Includes 16,796 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026
James A. Bell	24,123	*	Includes 20,538 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Lynda M. Clarizio	14,110	*	Includes 1,103 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Anthony R. Foxx	5,051	*	Includes 5,051 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Kelly J. Grier	2,430	*	Includes 1,103 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Marc E. Jones	2,859	*	Includes 2,859 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Sanjay Mehrotra	4,763	*	Includes 2,192 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
David W. Nelms	31,007	*	Includes 31,007 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Joseph R. Swedish	18,086	*	Includes 4,477 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
Donna F. Zarcone	21,270	*	Includes 14,129 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026.
All directors and executive officers as a group (15 persons)	1,050,712	*	Includes 122,402 restricted stock units that are currently vested or vesting within 60 days of March 1, 2026. Also includes 694,654 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2026.
*	Denotes less than 1.0%
(1)	Ms. Chawla retired from the Company effective December 31, 2025; beneficial ownership information for Ms. Chawla is based on information available to the Company as of her date of departure from the Company.

30	2026 Proxy Statement

Ownership of Our Common Stock

Principal Stockholders

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	16,835,076	13.08%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	10,883,748	8.46%
(1)	This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on July 29, 2025, reporting beneficial ownership as of June 30, 2025. The Vanguard Group reported that it has shared voting power with respect to 157,695 shares of our common stock, sole dispositive power with respect to 16,208,489 shares of our common stock, and shared dispositive power with respect to 626,587 shares of our common stock. According to the most recent Schedule 13G/A filed by The Vanguard Group with the SEC on March 26, 2026, The Vanguard Group reported that it beneficially owns 0% as of March 13, 2026 following an internal reorganization pursuant to which The Vanguard Group's beneficial ownership has been disaggregated. In the March 26, 2026 Schedule 13G/A, The Vanguard Group noted that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.
(2)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole voting power with respect to 9,993,777 shares of our common stock and sole dispositive power with respect to 10,883,748 shares of our common stock.

2026 Proxy Statement	31

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2025 Annual Meeting of Stockholders, approximately 91% of the votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2025 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2025 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis section, the Compensation Committee has designed our executive compensation program with the objectives of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

■	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
■	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.
■	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

PROPOSAL 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE, AND THE OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT.

32	2026 Proxy Statement

Compensation Discussion and Analysis

Our Named Executive Officers

Christine A. Leahy	Albert J. Miralles	Elizabeth H. Connelly	Mukesh Kumar
Chair, President, and Chief Executive Officer	Chief Financial Officer and Executive Vice President, Enterprise Business Operations	Chief Commercial Officer and Executive Vice President	Chief Services & Solutions Officer and Executive Vice President

*	For 2025, the named executive officers (“NEOs”) also include Sona Chawla, former Chief Growth and Innovation Officer and Executive Vice President of the Company (not pictured above). Ms. Chawla retired from her role, effective December 31, 2025, and Ms. Chawla remained available on a consulting basis until April 9, 2026, to assist with the transition of her responsibilities.

Our Compensation Discussion and Analysis (“CD&A”) is divided into three sections:

Overview	● Our Executive Compensation Program ● Our Executive Compensation Practices ● 2025 Say-on-Pay Vote
What We Pay And Why

●  2025 Executive Compensation Decisions

●  Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

●  Base Salary

●  Annual Cash Incentive Awards

●  Long-Term Incentive Program

●  Other Elements of Our 2025 Executive Compensation Program

How We Make Executive Compensation Decisions

●  Our Executive Compensation Philosophies and Objectives

●  Role of the Board, Compensation Committee, and our Executive Officers

●  Guidance from Independent Compensation Consultant

●  Comparison to Relevant Peer Group

2026 Proxy Statement	33

Compensation Discussion and Analysis

Overview

Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results. The program is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

*	Represents adjusted free cash flow (“adjusted FCF”) and non-GAAP net income per diluted share (“adjusted EPS”), each calculated for incentive purposes as described below under “Long-Term Incentive Program - 2025 Long-Term Incentive Program Pay for Performance Alignment.”

2025 Executive Compensation Program Updates

To further our efforts to align our executive compensation program with long-term stockholder value, after consulting with management and its independent compensation consultant, the Compensation Committee made some refinements to the Company’s executive compensation program. These changes were intended to complement each other and support, on a holistic basis, the Company’s execution of its strategic operating plan, transformation initiatives, and long-term talent development and leadership succession initiatives. The Compensation Committee approved the following changes for 2025:

●	Introduced a strategic objectives component into the SMIP, weighted 25% and tied to performance under an integrated scorecard centered around our strategic operating plan. This change was made to enhance the focus on our strategic priorities, including the execution of our transformation initiatives and achievements that are directly tied to sustainable growth in stockholder value.
●	Revised the mix of long-term incentives to better balance performance and talent retention by weighting PSUs and RSUs 60% and 40%, respectively. This change was made to align with market trends and enhance the retentive design of the program.
●	Increased the long-term incentive target awards for each of the NEOs serving at the time of the March 2025 grants to retain the talent necessary to lead and execute on our transformation initiatives and further align with stockholders.

34	2026 Proxy Statement

Compensation Discussion and Analysis

2025 Pay Summary

The following table summarizes annual target compensation effective as of December 31, 2025, based on decisions made by the Compensation Committee with respect to each of the NEOs during 2025:

NEO	Base Salary	2025 SMIP Target	Target LTI*	Target Total Direct Compensation
Christine A. Leahy	$1,080,000	$2,160,000	$11,760,000	$15,000,000
Albert J. Miralles	$705,000	$880,000	$4,800,000	$6,385,000
Elizabeth H. Connelly	$615,000	$738,000	$3,825,000	$5,178,000
Mukesh Kumar	$650,000	$780,000	$2,270,000	$3,700,000
Sona Chawla	$700,000	$875,000	$3,500,000	$5,075,000
*	Because this table summarizes the annual target compensation, this table excludes the sign-on equity and cash awards delivered to Mr. Kumar in connection with the commencement of his employment.

Illustrating our pay-for-performance philosophy, based on performance against the pre-established goals for our 2025 SMIP and 2023 PSUs, (i) the SMIP payout percentage for the NEOs was 100.12% of their 2025 SMIP targets and (ii) the 2023 PSUs vested at 70.8% of target:

Target Compensation Mix

The charts below illustrate the pay-for-performance design of our 2025 executive compensation program. For 2025, approximately 93% of the target direct compensation of our Chair, President, and Chief Executive Officer and, on average, 86% of the target direct compensation of our other NEOs was variable, with the value tied to the achievement of pre-established financial performance goals and/or stock price performance (with equity opportunities based on grant date target fair value).

2025 CEO TARGET COMPENSATION MIX	2025 OTHER NEO TARGET COMPENSATION MIX*

7%
Base Salary
14%
Annual Bonus
93%
Financial Performance and Stock Price-Based Component
79%
Long-Term Incentive

14%
Base Salary
16%
Annual Bonus
70%
Long-Term Incentive
86%
Financial Performance and Stock Price-Based Component

*	Because this chart illustrates the target compensation mix, this chart excludes the sign-on equity and cash awards delivered to Mr. Kumar in connection with the commencement of his employment.

2026 Proxy Statement	35

Compensation Discussion and Analysis

Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our program objectives:

What We Do
●	Significant percentage of target direct annual compensation is variable and tied to the achievement of pre-established financial performance goals and stock price performance
●	Long-term objectives aligned with the creation of stockholder value
●	Market comparison of executive compensation against a relevant peer group
●	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
●	Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
●	Robust stock ownership guidelines
●	Clawback provisions in the event of certain financial statement restatements or restrictive covenant breaches
●	Annual say-on-pay vote
●	Limited perquisites
●	Annual equity awards are granted following the release of the Company’s annual earnings report
What We Don’t Do
●	No 280G tax gross-up payments
●	No enhanced severance multiple upon a change in control
●	No excessive severance benefits
●	No dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
●	No repricing of underwater stock options under our long-term incentive plan without stockholder approval
●	No hedging, pledging, or short sales of our securities

2025 Say-on-Pay Vote

As noted above, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. Our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 95% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO in 2013. As part of its annual review, the Compensation Committee considered the approval by approximately 91% of the votes cast for the Company’s say-on-pay vote at our 2025 Annual Meeting of Stockholders. While the Compensation Committee did not make any changes to the Company’s executive compensation program in response to the 2025 say-on-pay vote, the Compensation Committee approved some refinements to support the Company in the execution of its transformation strategy, as described above in “2025 Executive Compensation Program Updates.”

2025 SAY-ON-PAY VOTE	AVERAGE SAY-ON-PAY VOTE SINCE IPO

36	2026 Proxy Statement

Compensation Discussion and Analysis

What We Pay and Why

2025 Executive Compensation Decisions

Executive compensation decisions for 2025 were guided by our comprehensive executive compensation philosophy. This philosophy emphasizes performance-based and variable compensation and seeks to align total direct compensation with the market median, while preserving flexibility to position compensation higher or lower than median based on performance and retention considerations. A core objective of our executive compensation program is to incentivize and reward above-market performance while promoting stockholder alignment through a focus on equity compensation. The focus of the 2025 compensation decisions was to recognize, retain, and invest in the Company’s high performing executive team, with a goal of maintaining consistency in the Company’s leadership during the implementation of our transformation initiatives.

Consistent with our pay-for-performance philosophy and executive compensation program objectives, in determining the 2025 pay mix and target compensation for each NEO, the Compensation Committee and our Chair, President, and Chief Executive Officer (in making recommendations regarding NEO compensation other than her own) considered, as applicable:

●	each NEO’s prior performance, tenure, and leadership, including performance and leadership on transformation initiatives;
●	Company performance;
●	the compensation levels paid to similarly situated executive officers at the Company, including compensation adjustments to reflect promotions or changes in responsibilities;
●	the compensation mix and competitive median of the market generally, with adjustment to more closely align with the market median for similarly positioned executives;
●	input from the Compensation Committee’s independent compensation consultant; and
●	with respect to new hires, the compensation received from their prior employer, including any forfeiture of compensation as a result of joining the Company, and the amount of compensation deemed necessary to induce the NEO to join us.

Specifically, the compensation levels and mix for Mr. Kumar were determined in connection with his commencement of employment with the Company, with specific consideration given to the compensation received from his prior employer and the level of compensation viewed as necessary to induce him to join the Company, including one-time cash and equity incentive awards. Please see “Other Elements of Our 2025 Executive Compensation Program - Employment Agreements” for further information regarding the terms of his offer of employment.

In addition, a majority of our NEOs’ total target direct compensation and the vast majority of the 2025 compensation increases were delivered in the form of long-term incentive awards to align the NEOs’ interests with stockholders through the risks and rewards of equity ownership and to further support the execution of the Company’s long-term strategy. In particular, each of the NEOs received modest increases in their annual target cash compensation and increases in their target long-term incentive award values as compared to 2024 to place greater emphasis on the Company’s long-term performance, enhance talent retention, and further strengthen the alignment between management and investors.

After reviewing the long-term incentive vehicle mix within the competitive market, in 2025, the Compensation Committee delivered long-term incentive vehicles in the form of PSUs and RSUs, weighted 60% and 40%, respectively. The 2025 long-term incentive mix represents a design change as compared to 2024 with the elimination of stock options as a component in our long-term incentive compensation program. This change was made to align with market trends and enhance the retentive design of the program. With this change, the Company’s long-term incentive program remains entirely at-risk, as the values of the awards fluctuate based on our stock price performance, and over a majority of the long-term incentive awards are delivered in the form of performance-based equity through PSUs. PSUs have value if and only to the extent that the pre-established quantitative performance metrics are achieved.

2026 Proxy Statement	37

Compensation Discussion and Analysis

Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

A fundamental design of our executive compensation program is to align all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s performance and success and are aligned with the interests of our stockholders. By using performance goals under the Company’s incentive programs that are based on operating income, earnings per share, free cash flow, and strategic objectives, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing top-line growth, profitability, and cash flow generation, while also focusing on strategic achievements.

To drive performance against program goals, when communicating the goals to the senior management team, the Company includes communications on what members of senior management, together with their teams, can do daily to impact achievement of these goals. We believe this understanding of the link between individual and team performance and the achievement of the Company’s performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

Base Salary

The Compensation Committee generally sets base salaries for executives, including our NEOs, below the competitive market median of salaries for executives in similar positions. For each of our NEOs, the Compensation Committee approved annual base salary levels based on the factors described above under “2025 Executive Compensation Decisions.”

The table below sets forth the 2025 annual base salary level for each of our NEOs:

Named Executive Officer	2025 Base Salary
Christine A. Leahy	$1,080,000
Albert J. Miralles	$705,000
Elizabeth H. Connelly	$615,000
Mukesh Kumar	$650,000
Sona Chawla	$700,000

Annual Cash Incentive Awards

We provide our senior management with an opportunity to earn short-term incentive compensation through our annual cash incentive bonus program, the Company’s Senior Management Incentive Plan (“SMIP”). In general, the SMIP opportunity represents a majority of a NEO’s total target cash compensation opportunity.

Setting the Target Opportunity under SMIP

Because our NEO base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range. For each of the NEOs, SMIP target opportunities in 2025 were determined based on the factors described above under “2025 Executive Compensation Decisions.”

2025 SMIP Pay for Performance Alignment

Each year, the Compensation Committee undertakes a rigorous review and analysis to establish a SMIP design that requires above comparable market performance. When designing the 2025 SMIP, the Compensation Committee, after a review of market practices and considering input from its independent compensation consultant, made certain modifications to the SMIP design as compared to the 2024 SMIP design to include a strategic objectives component weighted at 25% of the overall SMIP opportunity. The strategic objectives component is intended to incentivize and reward actions that further stockholder value creation, but which may not be measurable in the Company’s annual performance under the financial component of the SMIP, and allows the Compensation Committee to evaluate and measure NEO performance as a group with respect to key strategic performance items.

38	2026 Proxy Statement

Compensation Discussion and Analysis

For 2025, the Compensation Committee established the following goals and payout levels under the 2025 SMIP:

●	The Compensation Committee chose non-GAAP operating income (weighted at 75%) and achievement of specified strategic objectives (weighted at 25%) as the 2025 SMIP performance goals, as compared to non-GAAP operating income (weighted at 100%) and a market share governor under the 2024 SMIP design.
●	The non-GAAP operating income performance goal was set at $1,989.0 million, which was based on the Company’s operating plan and exceeds the Company’s 2024 non-GAAP operating income results. Factors considered by the Compensation Committee in establishing the non-GAAP operating income performance levels included US IT market growth rate expectations, as well as assumptions regarding our productivity gains and investments, with each of the expectations and assumptions based on the operating environment at the time the goals were set. When establishing the non-GAAP operating income performance goal under SMIP, the Compensation Committee determined to exclude the items set forth in the non-GAAP operating income reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude from the payout calculations the effect of currency fluctuations.
●	As described further below, for the strategic objectives component, the Compensation Committee approved an integrated scorecard, which was based on our confidential strategic operating plan. The scorecard centered around three key themes tied to our strategic operating plan, including Accelerate Strategic Services & Solutions, Amplify our Go-To-Market Capabilities, and Enable our Transformation. Each theme included three specific strategic objectives, within which were supporting key performance indicators (“KPIs”). Payout on the integrated scorecard considered achievement on the nine strategic objectives and the specific KPIs underneath each objective. We designed the integrated scorecard to include challenging but achievable goals, with maximum payout requiring stretch performance.
●	Formulaic payout range from 0% to 200% of target awards for performance against the non-GAAP operating income performance goal and the achievement of the strategic objectives. In addition, a performance modifier allows an increase or decrease of up to 15% of the participant’s bonus target based on performance-related factors, subject to the overall maximum payout of 200% of target.

The threshold, target, and maximum payout opportunities under the 2025 SMIP formulaic payout curve are set forth below:

	Non-GAAP Operating Income performance goal(1)
Payout opportunity(2)	Payout (% of target)	Non-GAAP Operating Income (in millions)	% attainment of performance goal
Maximum	200%	$2,187.9	110%
Non-GAAP Operating Income Target	100%	$1,989.0	100%
Threshold	25%	$1,790.1	90%
(1)	Non-GAAP operating income is defined as operating income, adjusted for the items set forth in the Company’s earnings releases, which may include, among other items, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses.
(2)	Payouts are determined based on various performance achievement levels for non-GAAP operating income, including but not limited to threshold, target, and maximum, with payouts for performance between these various performance achievement levels, calculated using straight line interpolation.

The strategic objectives component of the 2025 SMIP was designed to emphasize the business outcomes that we believe will position us for stronger performance in the future and which are aligned with stockholder value creation, with the specific performance objectives intended to accelerate our strategic services and solutions, amplify our go-to-market capabilities, and enable our organization transformation. For the strategic objectives component, the Compensation Committee adopted an integrated scorecard based on the framework below to use in its evaluation of Company and coworker performance in order to appropriately align our coworkers with our strategic priorities and to measure their performance and hold them accountable for achievements.

Strategic Themes	Strategic Objectives
Accelerate Strategic Services & Solutions	Integrate Mission Cloud, Streamline and Scale Services, Accelerate Strategic Capabilities
Amplify our Go-To-Market Capabilities	Evolve our Go-to-Market Capabilities, Accelerate our Digital Roadmap, Gain Market Share
Enable our Transformation	Leverage New Operational Capabilities, Execute on Process and Platform Roadmap, Develop Future Ready Talent

2026 Proxy Statement	39

Compensation Discussion and Analysis

2025 SMIP Results and Payouts

Based on the methodology described above, our 2025 non-GAAP operating income measured for SMIP purposes was $1,988.2 million, which was 99.95% of target for the non-GAAP operating income component of the SMIP. Based on the extent of achievement of the nine strategic objectives and underlying KPIs under the SMIP integrated scorecard, the Compensation Committee approved a 101.17% payout on the strategic objectives component of the 2025 SMIP. With respect to the strategic objectives component, the achievements included, among other items, year-over-year growth in our strategic capabilities, execution of a new sales model to support our go-to-market capabilities, market share gains, and the development and retention of key talent deemed necessary to support our transformation.

Based on performance with respect to the non-GAAP operating income and strategic objectives components of the 2025 SMIP, the Compensation Committee determined that the SMIP payout percentage for the NEOs was 100.12% of their 2025 SMIP targets. No adjustments were made using the +/- 15% individual performance modifier. The table below sets forth the 2025 SMIP bonus targets and resulting payout levels for each of our NEOs based upon 2025 performance.

Named Executive Officer	SMIP Bonus Target	2025 SMIP Payout
Christine A. Leahy	$2,160,000	$2,162,592
Albert J. Miralles	$880,000	$881,056
Elizabeth H. Connelly	$738,000	$738,886
Mukesh Kumar	$780,000	$780,936
Sona Chawla	$875,000	$876,050

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants. The Compensation Committee’s objectives for the 2025 long-term incentive awards were to:

●	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.
●	Establish a direct link between compensation and the achievement of longer-term financial objectives.
●	Retain the services of executives through multi-year vesting provisions.

For 2025, the annual long-term incentive grant was delivered in the form of PSUs and RSUs, with the following key elements to drive Company performance and align with stockholder interests:

PSUs	●	60% of target long-term incentive opportunity
	●	2025-2027 performance period with 0% - 200% payout curve (threshold payout of 25% of target)
	●	Eligible to vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted FCF and (2) cumulative annual adjusted EPS performance goals, each calculated independently as described below and weighted equally
RSUs	●	40% of target long-term incentive opportunity
	●	Value fluctuates based on CDW’s stock price
	●	Eligible to vest in 1/3 annual increments

2025 Long-Term Incentive Program Pay for Performance Alignment

For 2025, the Company’s long-term incentive program was entirely at-risk as the values of the awards fluctuate based on our stock price performance. In addition, more than a majority of the annual long-term incentive awards were delivered in the form of PSUs, which have value if and only to the extent that the pre-established quantitative performance metrics are achieved during the three-year performance period. RSUs are provided to foster balance to help attract and retain highly motivated talent with a performance- and service-driven mindset, while still delivering at-risk compensation tied to the Company’s stock price performance.

40	2026 Proxy Statement

Compensation Discussion and Analysis

The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the PSUs, with each metric equally weighted. These metrics were selected because the Compensation Committee believes successful performance against these measures promotes the creation of long-term stockholder value. In selecting these metrics, the Compensation Committee focused on cash flow and earnings as critical measures of operational success and value creation, but distinguished the PSU metrics from the SMIP metrics (non-GAAP operating income and strategic objectives). By including interest and taxes in both metrics and working capital in adjusted FCF, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value.

The Compensation Committee established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Under the PSU agreements, adjusted EPS and adjusted FCF are generally calculated as follows:

(1)	The adjusted EPS performance goals and adjusted EPS results under the 2025 PSU awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants.
(2)	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt, and acquisition and integration expenses.
(3)	Adjusted FCF is defined as cash flows provided by operating activities less capital expenditures, adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.
(4)	Other non-recurring and unanticipated events not already adjusted for in non-GAAP net income or adjusted free cash flow.

Setting Award Levels under 2025 Long-Term Incentive Program

In determining the 2025 annual long-term incentive award levels for NEOs, the Compensation Committee compared the target total direct compensation of each NEO to the competitive market median and set the 2025 award levels based on the factors described above under “2025 Executive Compensation Decisions.”

The table below sets forth the target award value, as of the date of grant, of the annual long-term incentive awards received by each NEO under our 2025 long-term incentive program, which was delivered 60% in PSUs and 40% in RSUs:

Named Executive Officer	Amount
Christine A. Leahy	$11,760,000
Albert J. Miralles	$4,800,000
Elizabeth H. Connelly	$3,825,000
Mukesh Kumar*	$2,270,000
Sona Chawla	$3,500,000
*	The award level reported for Mr. Kumar excludes Mr. Kumar’s sign-on RSU award, which is described further below.

2026 Proxy Statement	41

Compensation Discussion and Analysis

2023 Long-Term Incentive Program Results and Payouts

Under the terms of the PSUs granted as part of the 2023 long-term incentive program, 2025 represented the final year of the three-year performance period. The 2023 PSUs vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2023-2025 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in February 2023 based on the Company’s strategic plans at the time. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 25% of target if threshold performance for only one performance goal is achieved and 50% of target if threshold performance for both goals is achieved.

The threshold, target and maximum payout opportunities under the 2023 PSU payout curve are set forth below:

2023-2025 PERFORMANCE GOALS(1)

	Adjusted EPS				Adjusted FCF
Payout opportunity(2)	Payout (% of target)		Adjusted EPS	% attainment of performance goal	Adjusted FCF (in millions)		% attainment of performance goal
Maximum	200%		$39.66	115.0%	$4,029.6		115.0%
Target	100%		$34.49	100.0%	$3,504.0	(4)	100.0%
Threshold	50	%(3)	$30.94	89.7%	$2,978.4		85.0%
(1)	Under the terms of the 2023 PSU agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2025 PSU awards.
(2)	Payouts are determined for adjusted EPS and adjusted FCF based on various performance achievement levels, including but not limited to threshold, target, and maximum, with payouts for performance between these various performance achievement levels calculated using straight line interpolation.
(3)	Threshold payout for purposes of this table assumes that threshold performance of each goal is achieved. If threshold performance for only one goal is achieved, then the payout, as a percentage of target, would be 25%.
(4)	Under the payout curve, the Compensation Committee established a range of $3,398.9 million to $3,609.1 million (97.0% to 103.0% of target) for the achievement levels that would have resulted in a target payout for the adjusted FCF performance goal.

For the 2023-2025 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $29.41 and $3,783.9 million, respectively, resulting in the 2023 PSU awards vesting at 70.8% of target. This result illustrates our pay-for-performance philosophy actively reflected in executive pay delivery.

The table below sets forth the target number of 2023 PSUs and the number of shares earned based on actual performance during the 2023-2025 performance period:

Named Executive Officer	2023 Target PSUs (#)	Shares Earned under 2023 PSUs (#)(1)
Christine A. Leahy	18,813	13,320
Albert J. Miralles	5,679	4,021
Elizabeth H. Connelly	2,834	2,006
Mukesh Kumar	—	—
Sona Chawla	7,055	4,995
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2025, are reported in the 2025 Option Exercises and Stock Vested Table. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.

42	2026 Proxy Statement

Compensation Discussion and Analysis

Other Elements of Our 2025 Executive Compensation Program

Employment Arrangements

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including their initial base salary, SMIP target, long-term incentive award target, and entitlement to receive a compensation protection agreement (the “Compensation Protection Agreement”), as further described below. The terms of the executive’s employment are based thereafter on sustained good performance and the executive’s Compensation Protection Agreement. The terms of the offer letter are determined after considering the compensation levels paid to similarly situated executive officers at the Company, the criticality of the role, the competitive median of the market data to provide a perspective on external practices, input from the Compensation Committee’s independent compensation consultant, compensation levels at the executive’s prior employer (including any forfeited compensation), and the compensation deemed necessary to induce the executive to join the Company.

In June 2025, the Company extended an offer of employment to Mr. Kumar, which outlined the initial terms of Mr. Kumar’s employment as described above. As an inducement for Mr. Kumar to accept his offer to join us, the offer letter also provided for a cash sign-on bonus in the amount of $300,000, which is subject to repayment if Mr. Kumar voluntarily terminates his employment or the Company terminates his employment for cause, in each case, within one year of his start date, as well as a one-time sign-on RSU award with a grant date value of $750,000 and vesting in three annual installments.

In October 2025, Ms. Chawla and the Company entered into a consulting letter agreement, pursuant to which Ms. Chawla retired as Chief Growth and Innovation Officer and Executive Vice President of the Company, effective December 31, 2025, and agreed to remain available to the Company to provide consulting services from January 1, 2026, through April 9, 2026 (the “Consulting Period”). During the Consulting Period, Ms. Chawla’s outstanding equity awards continued to vest in accordance with their terms, with such awards eligible for retirement vesting treatment upon the expiration of the Consulting Period due to her satisfaction of the age and service requirements for retirement vesting treatment, and she did not receive any other consulting compensation from the Company. The consulting letter agreement further provided that, as of January 1, 2026, Ms. Chawla would not be entitled to any benefits under the Compensation Protection Agreement, other than continued access to the Company’s medical plan benefits pursuant to the terms of her Compensation Protection Agreement.

Severance Arrangements

During 2025, each of the NEOs was subject to a Compensation Protection Agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our NEOs; (2) enhance the Company’s value to a potential acquirer because our NEOs have noncompetition, nonsolicitation, and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market best practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for a three-year fixed term, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

In 2025, the Company entered into Compensation Protection Agreements with each of the continuing NEOs, effective as of January 1, 2026 (for each NEO other than Mr. Kumar, with Mr. Kumar’s Compensation Protection Agreement effective August 4, 2025), which, if applicable, replaced the NEO’s prior Compensation Protection Agreement that was scheduled to expire on January 1, 2026. Consistent with past practices, such Compensation Protection Agreements have a three year term. In addition, after a review of market practices and considering the input of the Compensation Committee’s independent compensation consultant, the Company’s form of Compensation Protection Agreement was updated to modify the definition of annual bonus used in the severance calculation as well as the pro-rated bonus for the year of termination from the NEO’s annual bonus based on actual performance for the applicable year to the target annual bonus established for the applicable NEO.

Additional information regarding the Compensation Protection Agreements with each of our NEOs, including, with respect to each of our NEOs, other than Ms. Chawla, a quantification of benefits that would have been received by each such NEO had their employment terminated on December 31, 2025, is provided under “2025 Potential Payments upon Termination or Change in Control.”

2026 Proxy Statement	43

Compensation Discussion and Analysis

Nonqualified Deferred Compensation Plan

The Company maintains the CDW LLC Nonqualified Deferred Compensation Plan (the “NQDC Plan”), which allows coworkers who meet the plan eligibility requirements, including the NEOs, to elect to defer the receipt of a portion of their base salaries and bonuses. The NQDC Plan permits the crediting by the employer of additional amounts to the deferral accounts of participants, although no such additional contributions were made for 2025. The Compensation Committee believes that the NQDC Plan supports the Company’s compensation objectives of attracting and retaining talent. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan to our coworkers. Additional information regarding the NQDC Plan is provided under “2025 Nonqualified Deferred Compensation.”

Other Benefits

Our NEOs participate in our corporate-wide benefit programs. Our NEOs are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan.

The Company also maintains an executive health program for members of the Company’s executive committee, including each NEO, pursuant to which the NEOs are each eligible to receive an executive physical exam. The Compensation Committee believes that providing executive physical exams is in the interests of the Company and its stockholders and, as in the case of the NQDC Plan, supports the Company’s compensation objectives of attracting and retaining talent.

Clawback Provisions

The Company maintains a clawback policy designed to comply with the requirements of the Nasdaq listing standards implementing the clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. In general, this policy requires the Company to recoup from certain current and former executive officers of the Company erroneously-awarded incentive-based compensation in the event of certain required accounting restatements, regardless of any misconduct or fault on the part of the executive officer. In addition, the Company’s RSU, PSU, and stock option award agreements include clawback provisions allowing the Company to clawback award proceeds in the event the NEO violates restrictive covenants relating to noncompetition, nonsolicitation, and confidentiality.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. Until this minimum level is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of PSUs and RSUs. The charts below show the salary multiple guidelines and the equity holdings that count towards these guidelines. As of the record date, all of our continuing NEOs were in compliance with the Company’s stock ownership guidelines.

Named Executive Officer	Guideline
Chair, President, and Chief Executive Officer	6x salary
Other Executive Officers	3x salary

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the executive, immediate family, or executive trust	Stock options

Shares owned through the Company’s Coworker Stock Purchase Plan	Unvested RSUs and PSUs

Hedging, Short Sales, and Pledging Policies

Our executive officers are prohibited from hedging, pledging, and short sales transactions with respect to our securities. For a further description of these policies, please see “Corporate Governance - Insider Trading Policies.”

44	2026 Proxy Statement

Compensation Discussion and Analysis

How We Make Executive Compensation Decisions

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that continues to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Pay-for-Performance A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Align with Stockholder Interests Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.	Attract and Retain the Right Talent Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

Role of the Board, Compensation Committee, and our Executive Officers

The Compensation Committee is responsible for determining the compensation of our Chair, President, and Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chair, President, and Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of our Chair, President, and Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account our Chair, President,, and Chief Executive Officer’s review of each executive officer’s performance and her recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (“FW Cook” or the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. The Compensation Consultant informs the Compensation Committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. The Compensation Consultant also:

●	Advises on the design of the executive compensation program to help the Compensation Committee evaluate the linkage between pay and performance;
●	Reviews market data and advises the Compensation Committee regarding the compensation of the Company’s executive officers; and
●	Reviews and advises the Compensation Committee regarding the compensation program for the non-employee members of our Board.

The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, the Compensation Consultant did not provide any services to the Company with respect to 2025. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

2026 Proxy Statement	45

Compensation Discussion and Analysis

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as general industry surveys. In selecting companies for our peer group, the Compensation Committee considers all publicly traded companies in the US or Canada classified in a broad range of industries that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue or market capitalization	Similar margins
Operates in a business-to-business distribution environment	Comparable percentage of international sales
Similar customers (i.e., business, government, healthcare, and education)	The Company is frequently identified as a peer by existing peer companies or by the leading proxy advisory firms
Services and solutions provider	Identified by the Company as a strategy and talent peer

The Compensation Committee considered peer group data in evaluating 2025 compensation decisions. The Compensation Committee revised the group used to evaluate 2024 compensation decisions to remove DXC Technology Corporation and Best Buy Co, Inc., and add International Business Machines Corporation. Based on data compiled by the Compensation Consultant at the time the peer group was approved, our revenues were between the 25th and 50th percentile of our peer group, and our market capitalization was between the 75th and 100th percentile of our peer group. This peer group was used for evaluating 2025 compensation decisions with respect to the NEOs.

2025 COMPENSATION PEER GROUP

Accenture plc
Arrow Electronics, Inc.
Avnet, Inc.
CGI Group Inc.
Cognizant Technology Solutions Corporation
Flex Ltd.
Genuine Parts Company
Henry Schein, Inc.

Hewlett Packard Enterprise Company
Insight Enterprises, Inc.
International Business Machines Corporation
Jabil Inc.
LKQ Corporation
TD SYNNEX Corporation
W.W. Grainger, Inc.
WESCO International, Inc.

The Compensation Consultant provides competitive data utilizing peer group proxy data and the Company also receives revenue size-adjusted survey data from Aon Radford, FW Cook, and WTW.

The survey data is presented on an aggregate basis and the Compensation Committee does not review data from the specific companies included in the surveys. For Ms. Leahy, the peer group was the primary market data source for evaluating 2025 compensation decisions, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other NEOs, the Compensation Committee reviewed both peer group data and compensation survey data when evaluating the 2025 compensation decisions. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

46	2026 Proxy Statement

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Sanjay Mehrotra, Chair

James A. Bell

Lynda M. Clarizio

Anthony R. Foxx

Marc E. Jones

Joseph R. Swedish

2026 Proxy Statement	47

2025 Executive Compensation

2025 Summary Compensation Table

The following table provides information regarding the compensation earned by our NEOs for the fiscal year ended December 31, 2025, and, to the extent required by SEC executive compensation disclosure rules, the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christine A. Leahy Chair, President, and Chief Executive Officer	2025	1,073,654	-	11,759,937	-	2,162,592	13,324	15,009,507
	2024	1,039,615	-	7,200,151	1,800,030	-	11,782	10,051,578
	2023	1,000,000	-	4,000,020	3,999,979	-	20,377	9,020,376
Albert J. Miralles Chief Financial Officer and Executive Vice President, Enterprise Business Operations	2025	697,596	-	4,800,073	-	881,056	10,536	6,389,261
	2024	665,846	-	2,403,923	601,034	-	11,439	3,682,242
	2023	650,000	-	1,207,469	1,207,494	-	15,817	3,080,780
Elizabeth H. Connelly Chief Commercial Officer and Executive Vice President	2025	611,827	-	3,824,939	-	738,886	14,502	5,190,154
Mukesh Kumar Chief Services and Solutions Officer and Executive Vice President	2025	237,500	300,000	3,020,109	-	780,936	4,485	4,343,030
Sona Chawla Chief Growth and Innovation Officer and Executive Vice President	2025	705,962	-	3,500,125	-	876,050	13,410	5,095,547
	2024	686,885	-	2,651,855	662,995	-	9,430	4,011,165
	2023	675,000	-	1,500,034	1,499,984	-	13,808	3,688,826
(1)	Bonus. The amount reported in this column for Mr. Kumar represents a cash sign-on bonus of $300,000, which is subject to repayment in the event that Mr. Kumar voluntarily resigns from the Company or if the Company terminates Mr. Kumar’s employment for cause within one year of his start date.
(2)	Stock awards. The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the applicable year, calculated in accordance with ASC 718. The amounts included for 2025 are calculated based on the closing stock price on the date of grant and, in the case of the PSUs, the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2025 PSU awards, the maximum value of these awards at the grant date would be as follows: Ms. Leahy-$14,111,994; Mr. Miralles-$5,760,018; Ms. Connelly - $4,589,858; Mr. Kumar - $2,724,152; and Ms. Chawla - $4,200,150.
(3)	Non-equity incentive plan compensation. The amounts reported for 2025 represent cash awards paid to the NEOs under the SMIP. Please see the CD&A for further information regarding the 2025 SMIP.
(4)	All other compensation. “All Other Compensation” for 2025 consists of (i) Company-paid supplemental disability premiums, (ii) the costs associated with an executive physical, which for healthcare privacy reasons each NEO has been attributed a cost of $4,295 regardless of whether such benefit was used, (iii) matching and profit sharing contributions to 401(k) accounts, and (iv) for Mss. Leahy and Connelly, a gift basket received at a sales event by all event attendees.

48	2026 Proxy Statement

2025 Executive Compensation

2025 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our NEOs in 2025 under the SMIP and the equity awards received by our NEOs in 2025 under the CDW Corporation 2021 Long-Term Incentive Plan (“2021 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christine A. Leahy		540,000	2,160,000	4,320,000
	3/5/2025				10,221	40,883	81,766		7,055,997
	3/5/2025							27,255	4,703,940
Albert J. Miralles		220,000	880,000	1,760,000
	3/5/2025				4,172	16,687	33,374		2,880,009
	3/5/2025							11,125	1,920,064
Elizabeth H. Connelly		184,500	738,000	1,476,000
	3/5/2025				3,325	13,297	26,594		2,294,929
	3/5/2025							8,865	1,530,010
Mukesh Kumar		195,000	780,000	1,560,000
	8/11/2025				2,127	8,505	17,010		1,362,076
	8/11/2025							5,670	908,051
	8/11/2025							4,683(5)	749,982
Sona Chawla		218,750	875,000	1,750,000
	3/5/2025				3,042	12,168	24,336		2,100,075
	3/5/2025							8,112	1,400,050
(1)	These amounts represent threshold, target, and maximum cash award levels set in 2025 under the SMIP. Because the performance goals are measured independently, the threshold cash award reported in this table reflects payout for threshold performance with respect to the strategic performance goals.
(2)	These amounts represent the threshold, target, and maximum PSUs granted under the 2021 LTIP. Because the performance goals are measured independently, the threshold PSUs reported in this table reflect payout for threshold performance with respect to only one of the performance goals. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share. For actively employed executives, these PSUs are scheduled to vest on December 31, 2027, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2025-2027 performance period. The number of units subject to a PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying PSUs. Please see the CD&A for further information regarding this award.
(3)	These amounts represent RSUs granted under the 2021 LTIP. These RSUs are scheduled to vest in one-third increments on each of the first through third year anniversaries of the date of grant. The number of units subject to an RSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying RSUs.
(4)	The amounts reported represent the grant date fair value associated with the grant of these PSUs and RSUs, as computed in accordance with ASC 718. The grant date fair value is calculated based on the closing stock price on the date of grant and, in the case of PSUs, the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(5)	These amounts represent RSUs granted under the 2021 LTIP to Mr. Kumar as a one-time sign-on award. These RSUs are scheduled to vest in three equal annual installments on the first, second, and third anniversaries of the grant date.

2026 Proxy Statement	49

2025 Executive Compensation

2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each NEO on December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(6)
Christine A. Leahy	41,230			73.49	2/27/2028
	91,739			95.57	2/25/2029
	106,247			98.21	3/9/2030
	69,965			154.47	3/9/2031
	82,137			171.30	2/24/2032
	41,063	20,532	(1)	212.62	2/15/2033
	7,814	15,630	(2)	247.19	3/6/2034	4,785	(4)	651,672	22,437	(7)	3,055,928
						27,670	(5)	3,768,629	41,505	(8)	5,653,011
Albert J. Miralles	6,835			201.25	9/7/2031
	25,814			171.30	2/24/2032
	12,396	6,198	(1)	212.62	2/15/2033
	2,609	5,219	(2)	247.19	3/6/2034	1,665	(4)	226,754	7,491	(7)	1,020,321
						11,294	(5)	1,538,285	16,941	(8)	2,307,361
Elizabeth H. Connelly	11,795			95.57	2/25/2029
	14,900			98.21	3/9/2030
	13,039			154.47	3/9/2031
	13,787			171.30	2/24/2032
	6,185	3,093	(1)	212.62	2/15/2033
	1,367	2,736	(2)	247.19	3/6/2034	787	(4)	107,247	3,926	(7)	534,776
						8,637	(5)	1,176,350	13,499	(8)	1,838,616
Mukesh Kumar						5,715	(5)	778,345	8,572	(8)	1,167,517
						4,720	(9)	642,856

50	2026 Proxy Statement

2025 Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(6)
Sona Chawla	7,477			98.21	3/9/2030
	34,346			154.47	3/9/2031
	33,441			171.30	2/24/2032
	15,398	7,700	(1)	212.62	2/15/2033
	2,878	5,757	(2)	247.19	3/6/2034	1,836	(4)	250,112	8,264	(7)	1,125,513
						8,235	(5)	1,121,670	12,353	(8)	1,682,506
(1)	These stock options were awarded on February 15, 2023, and vested in one-third increments on each of the first through third year anniversaries of the date of grant.
(2)	These stock options were awarded on March 6, 2024, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	RSU and PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(4)	These RSUs were awarded on March 6, 2024, and vest in one-third increments on each of the first through third year anniversaries of the date of grant. The amounts reported in this column include RSUs acquired through the deemed reinvestment of dividend equivalents and, in the case of Ms. Leahy and Ms. Connelly, have been reduced for the number of RSUs accelerated to satisfy tax withholding obligations for payroll-related taxes due to their retirement eligibility during the applicable year.
(5)	These RSUs were awarded on March 5, 2025, and vest in one-third increments on each of the first through third year anniversaries of the date of grant. The amounts reported in this column include RSUs acquired through the deemed reinvestment of dividend equivalents and, in the case of Ms. Connelly, have been reduced for the number of RSUs accelerated to satisfy tax withholding obligations for payroll-related taxes due to their retirement eligibility during the applicable year.
(6)	The market value of shares or units of stock that have not vested reflects a stock price of $136.20, our closing stock price on December 31, 2025.
(7)	These PSUs vest on December 31, 2026, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2024-2026 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(8)	These PSUs vest on December 31, 2027, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2025-2027 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(9)	These RSUs were awarded on August 11, 2025, and vest in one-third increments on each of the first through third anniversaries of the date of grant. The amounts reported in this column include RSUs acquired through the deemed reinvestment of dividend equivalents.

2026 Proxy Statement	51

2025 Executive Compensation

2025 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2025 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christine A. Leahy	40,917	5,013,265	16,212	2,278,600
Albert J. Miralles	-	-	5,002	705,878
Elizabeth H. Connelly	-	-	2,838	400,254
Mukesh Kumar	-	-	-	-
Sona Chawla	-	-	6,100	857,981
(1)	In the case of each of the NEOs, the shares reported in this column represent shares acquired upon the vesting of PSU awards granted in 2023 and which vested on December 31, 2025, based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2023-2025 performance period, including shares acquired through the deemed reinvestment of dividend equivalents. In addition, the shares reported in this column with respect to (i) each of the NEOs, the shares acquired upon the vesting of RSUs including shares acquired through the deemed reinvestment of dividend equivalents and (ii) Ms. Connelly, the shares vested during 2025 to satisfy tax withholding obligations for payroll-related taxes due to her retirement eligibility during the year. PSU and RSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value for the PSU and RSU awards that vested during 2025 is based upon the closing stock price on the applicable vesting date.

2025 Nonqualified Deferred Compensation Table

Pursuant to the NQDC Plan, certain executives, including each of the NEOs, may defer base salary and amounts payable under the SMIP. Executives may elect to defer up to 50% of their base salary and up to 90% of their SMIP payout. Under the terms of the NQDC Plan, company matching or employer contributions may be credited to the plan, although no such matching or employer contributions were made for 2025. Any matching or employer contributions are subject to vesting in 20% increments over five years. Participants may elect to have amounts paid upon a termination of employment or specified date, with the payout period ranging from five to 15 years, subject to earlier payout upon death or disability. Amounts credited to the NQDC Plan are notionally invested, as elected by the participant, in the same investment options as available under the Company’s 401(k) plan.

2025 Nonqualified Deferred Compensation Table

The following table provides information concerning participation in the NQDC Plan during 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Christine A. Leahy	-	-	111,039	-	1,211,898
Albert J. Miralles	176,211	-	58,142	-	515,092
Elizabeth H. Connelly	-	-	16,378	-	118,918
Mukesh Kumar	-	-	-	-	-
Sona Chawla	-	-	-	-	-

52	2026 Proxy Statement

2025 Executive Compensation

2025 Potential Payments Upon Termination or Change in Control

During 2025, the NEOs were each subject to a Compensation Protection Agreement that provided for certain severance benefits upon a qualifying termination of employment. These severance arrangements have a fixed term (which was scheduled to expire on January 1, 2026, and renewed until January 1, 2029 in December 2025 for each continuing NEO that had a Compensation Protection Agreement that was scheduled to expire), with certain term extensions in the event of a “potential change in control” or “change in control” during the term. In connection with the commencement of his employment, in August 2025, Mr. Kumar entered into a Compensation Protection Agreement, which is scheduled to expire on January 1, 2029. Each NEO is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment and service arrangements that were in effect on  December 31, 2025, and the equity award program as well as estimates of the payments and benefits each NEO would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2025, and the closing price of a share of our common stock on December 31, 2025. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of an NEO’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

For purposes of determining severance benefits under the NEOs’ Compensation Protection Agreements, a qualifying termination means termination of the NEO’s employment (1) by the Company other than (A) for cause, (B) the NEO’s death, or (C) the NEO’s disability, or (2) by the NEO for good reason.

If the employment of an NEO is terminated for any reason other than a qualifying termination of employment, the NEO is entitled to receive their “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation, and other cash compensation accrued by the NEO to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements, and other cash entitlements accrued by the NEO to the extent not paid as of the date of termination. If the employment of an NEO is terminated due to retirement under a retirement plan of the Company or by resignation of the executive other than for good reason, the NEO also may, in the discretion of the Compensation Committee, be awarded a SMIP bonus, prorated through the effective date of the NEO’s termination of employment. If the employment of an NEO is terminated due to the NEO’s death or disability, the NEO or their estate, as applicable, also is entitled to receive a SMIP bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the NEO’s termination of employment.

If the employment of an NEO was terminated due to a qualifying termination on December 31, 2025, the NEO would have been entitled to receive the following payments and benefits under their Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the NEO would have received had they remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the NEO’s base salary; (4) payment of two times the NEO’s SMIP bonus that would have been earned had the NEO remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the NEO’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the NEO becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the NEO, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $30,000. As noted above, effective January 1, 2026, the Company’s form of Compensation Protection Agreement was updated to modify the definition of annual bonus used in the severance calculation as well as the pro-rated bonus for the year of termination from the NEO’s annual bonus based on actual performance for the applicable year to the target annual bonus established for the applicable NEO. This change was effective in 2026 for all NEOs other than Mr. Kumar, who became subject to the new form of Compensation Protection Agreement in 2025. The Compensation Protection Agreements for Mss.  Leahy and Chawla also provide that in the event of a termination of employment for any reason other than a termination by the Company for cause, then upon the expiration of any continued medical coverage period under her Compensation Protection Agreement and the COBRA continuation coverage period, the executive and her spouse and dependents are entitled to continued access to the Company’s medical plan until the executive and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the executive’s Compensation Protection Agreement), with the full cost of such continued coverage to be paid by the executive. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the NEO’s execution of a general release agreement in which they waive all claims that they might have against the Company and certain associated individuals and entities.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to an NEO under their respective Compensation Protection Agreement or another plan, arrangement, or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

2026 Proxy Statement	53

2025 Executive Compensation

As noted in the CD&A, pursuant to the terms of the consulting letter agreement entered into by and between Ms. Chawla and the Company in connection with her retirement from her role as Chief Growth and Innovation Officer and Executive Vice President, effective January 1, 2026, Ms. Chawla ceased to be eligible for benefits under the terms of the Compensation Protection Agreement, other than continued access to the Company medical plan upon the terms contemplated in the Compensation Protection Agreement, as described above.

Outstanding Equity Awards

With respect to the outstanding PSU awards, upon a termination of employment due to death or disability, the PSUs will become fully vested, with the performance goals deemed satisfied at target levels (in the event of a death or termination for disability occurring prior to the 24-month anniversary of the first day of the performance period) or based on the projected level of performance through the end of the performance period (in the event of a death or termination for disability occurring on or after the 24-month anniversary of the first day of the performance period). Upon a termination of employment due to retirement after the six-month anniversary of the date of grant (or, in the case of the 2025 PSUs, upon a termination of the NEO’s employment by the Company without cause), the NEO will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the NEO’s continued compliance with restrictive covenants relating to noncompetition, nonsolicitation, and confidentiality (and, in the case of a termination without cause, the NEO’s execution and nonrevocation of a release of claims). In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. If the change in control occurs after the date on which the NEO’s employment is terminated by reason of retirement or by the Company without cause, the number of shares earned with respect to such NEO’s PSU awards will be determined as of the date of the change in control in accordance with the prior two sentences, prorated based on service. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the NEO’s employment is terminated without cause or due to good reason within 24 months following the change in control.

With respect to the outstanding RSU awards, the RSUs will become 100% vested upon (i) a termination of employment due to death or disability, or (ii) a change in control pursuant to which the RSUs are not effective assumed or continued by the surviving or acquiring corporation (subject, in the case of a termination for disability, to the holder’s execution and non-revocation of a release of claims). In addition, in the event of the NEO’s retirement, the RSUs will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the NEO continues to comply with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality through the vesting period. In the event of a change in control prior to the end of the vesting period pursuant to which the RSUs are effectively assumed or continued and (i) the holder remains continuously employed through the end of the vesting period, (ii) the Company terminates the holder’s employment without cause or the holder resigns for good reason within 24 months following such change in control (subject to the holder’s execution and non-revocation of a release of claims), (iii) the holder terminates employment due to retirement, or (iv) the holder terminates employment due to death or disability (subject, in the case of a termination due to disability, to the holder execution and non-revocation of a release of claims), then in any such case, the award will become fully vested as of the end of the vesting period or, if earlier, the holder’s termination of employment. Beginning with the 2025 RSU awards, the RSU awards further provide that in the event of the holder’s termination of employment by the Company for any reason other than death, disability, or cause, then if such termination occurs prior to or more than 24 months following a change in control, then the RSU will vest on a prorated basis.

With respect to outstanding option awards, the options will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the NEO for good reason within two years following a change in control, or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the NEO’s retirement, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the NEO continues to comply with restrictive covenants relating to noncompetition, nonsolicitation, and confidentiality through the vesting period.

For purposes of the Company’s equity plans, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporate transactions, including certain mergers, dissolutions, liquidations, or the sale of substantially all of the Company’s assets.

With respect to each equity award under the Company’s equity plans, retirement means the NEO’s termination of employment after the six month anniversary of the date of grant of the applicable equity award and at a time when (1) the NEO has attained age 55 and (2) the sum of the NEO’s age and years of employment with or service to the Company or its subsidiaries equals or exceeds 65.

54	2026 Proxy Statement

2025 Executive Compensation

As described in the CD&A, pursuant to the terms of Ms. Chawla’s consulting letter agreement with the Company, she remained eligible to continue to vest in her outstanding equity incentive awards following her retirement on December 31, 2025, through the end of the Consulting Period, with those awards eligible for retirement vesting treatment upon the expiration of the Consulting Period due to her satisfaction of the age and service requirements for retirement. The value of the vesting of her outstanding equity awards following her retirement from the Company on December 31, 2025, based upon the closing stock price of the Company’s common stock on December 31, 2025, is $2,682,959, assuming target payout with respect to the outstanding PSUs. Because Ms. Chawla retired from employment on December 31, 2025, she has not been included in the tables below.

Potential Payments Upon a Qualifying Termination of Employment Absent a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine A. Leahy	6,485,184	2,920,280	34,167	30,000	9,469,631
Albert J. Miralles	3,172,112	1,191,973	51,142	30,000	4,445,227
Elizabeth H. Connelly	2,707,772	936,234	57,173	30,000	3,731,179
Mukesh Kumar	2,860,000	573,474	30,175	30,000	3,493,649
(1)	A qualifying termination means termination of the NEO’s employment (1) by the Company other than (A) for cause, (B) the NEO’s death, or (C) the NEO’s disability, or (2) by the NEO for good reason.
(2)	Amounts reported in this column represent two times the sum of (i) the NEO’s base salary and (ii) the NEO’s annual incentive bonus target for 2025 multiplied by the 2025 SMIP payout percentage (or, in the case of Mr. Kumar, 100% of his SMIP target opportunity). Under the Compensation Protection Agreements, the NEOs are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2025, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2025 Summary Compensation Table as 2025 compensation.
(3)	Represents the value of the pro-rated, accelerated vesting of the 2025 RSU and PSU awards held by the NEOs. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $136.20 on December 31, 2025.
(4)	Represents the estimated value of continued welfare benefits that all NEOs would be entitled to receive upon a qualifying termination of employment based on their elections in effect as of December 31, 2025.
(5)	Represents the maximum value of outplacement services that all NEOs would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death or Disability Table

Name	Severance Payment ($)(1)	Value of Equity Awards ($)(2)	Aggregate Payments ($)
Christine A. Leahy	-	13,129,240	13,129,240
Albert J. Miralles	-	5,092,721	5,092,721
Elizabeth H. Connelly	-	3,656,988	3,656,988
Mukesh Kumar	-	2,588,718	2,588,718
(1)	The NEOs are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability. Because the SMIP bonus is considered earned as of December 31, 2025, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2025 Summary Compensation Table as 2025 compensation.
(2)	Represents the value of the accelerated vesting of the outstanding equity awards held by the NEOs, with PSUs valued assuming target achievement of the applicable performance goals upon death or a termination due to disability. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $136.20 on December 31, 2025. Excluded from this column are the 2023 PSUs that vested based upon Company performance and continued service of the NEO through December 31, 2025, and which are reflected in the 2025 Option Exercises and Stock Vested Table.

2026 Proxy Statement	55

2025 Executive Compensation

Potential Payments Upon Retirement Table(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Christine A. Leahy	-	8,341,924	-
Albert J. Miralles	-	-	-
Elizabeth H. Connelly	-	2,252,985	-
Mukesh Kumar	-	-	-
(1)	As noted above, the terms of our outstanding equity awards include retirement vesting provisions and, as of December 31, 2025, Mss. Leahy and Connelly were eligible for retirement vesting under such equity awards.
(2)	The NEOs may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2025, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2025 Summary Compensation Table as 2025 compensation.
(3)	Represents the value of the continued vesting of the 2023 and 2024 stock option awards and the 2024 and 2025 RSUs and the pro rata vesting of the 2024 and 2025 PSUs, assuming target achievement of the applicable performance goals upon retirement and continued compliance with noncompetition, nonsolicitation, and confidentiality restrictive covenants during the vesting period. The value of the vesting of the equity awards reported in this table is based upon our closing stock price of $136.20 on December 31, 2025. Excluded from this column are the 2023 PSUs that vested based upon Company performance and continued service of the NEO through December 31, 2025, and which are reflected in the 2025 Option Exercises and Stock Vested Table.

Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine A. Leahy	4,093,333	13,129,240	34,167	30,000	17,286,740
Albert J. Miralles	2,183,333	5,092,721	51,142	30,000	7,357,196
Elizabeth H. Connelly	1,740,000	3,656,988	57,173	30,000	5,484,161
Mukesh Kumar	2,860,000	2,588,718	30,175	30,000	5,508,893
(1)	A qualifying termination means termination of the NEO’s employment following a change in control (1) by the Company other than (A) for cause, (B) the NEO’s death, or (C) the NEO’s disability, or (2) by the NEO for good reason. Under the terms of the Compensation Protection Agreements, if the payments and benefits to an NEO under their respective Compensation Protection Agreement or another plan, arrangement, or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the NEO’s base salary and (ii) the NEO’s average SMIP bonus for each of the three fiscal years ending prior to the change in control (or such shorter period of time if the NEO has been employed by the Company for less than three full calendar years or target opportunity if the NEO has been employed for less than one year) or, in the case of Mr. Kumar, 100% of his target SMIP opportunity. Under the Compensation Protection Agreements, the NEOs are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2025, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2025 Summary Compensation Table as 2025 compensation.
(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $136.20 on December 31, 2025.
(4)	Represents the estimated value of continued welfare benefits that all NEOs would be entitled to receive upon a qualifying termination of employment based on their elections in effect as of December 31, 2025.
(5)	Represents the maximum value of outplacement services that all NEOs would be entitled to receive upon a qualifying termination of employment.

56	2026 Proxy Statement

2025 Executive Compensation

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Ms. Leahy, our Chair, President, and Chief Executive Officer. SEC rules for identifying the median coworker and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2025,

●	The median of the annual total compensation of all of our coworkers, other than Ms. Leahy, was $117,586.
●	Ms. Leahy’s annual total compensation, as reported in the Total column of the 2025 Summary Compensation Table, was $15,009,507.
●	Based on this information, the ratio of the annual total compensation of Ms. Leahy to the median of the annual total compensation of all coworkers is estimated to be 128 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Coworker

As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median coworker that we used for purposes of preparing our 2024 pay ratio disclosure. Since November 1, 2024 (the date used to select the 2024 median coworker), there have been no changes in the Company’s coworker population or coworker compensation arrangements that we believe would significantly impact the pay ratio disclosure. For purposes of identifying the median coworker from our 2024 coworker population base of approximately 15,000 coworkers, we considered the gross cash compensation of all of our coworkers, as compiled from our payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our coworkers and is readily available in each country. In addition, we measured compensation for purposes of determining the median coworker using the 12-month period ending November 1, 2024. Compensation paid in foreign currencies was converted to US dollars based on a weighted average exchange rate for the relevant period.

Pay Versus Performance

Provided below is the Company’s “Pay Versus Performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. As required by Item 402(v), we have included:

●	A list of the most important measures that our Compensation Committee used in 2025 to link pay calculated in accordance with Item 402(v) (referred to as “Compensation Actually Paid” or “CAP”) to Company performance;

●	A table that discloses the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”), CAP for our NEOs, and specified performance measures for the 2021 to 2025 period; and
●	Graphs and narratives that describe:
●	the relationship between CAP and our cumulative total stockholder return (“TSR”);
●	the relationship between CAP and adjusted EPS, which is our Company Selected Measure (“CSM”);
●	the relationship between CAP and Net Income; and
●	the relationship between our TSR and the TSR of our 2025 Compensation Peer Group, as described in the CD&A.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to the CD&A section of this proxy statement for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with Company performance.

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2025 Executive Compensation

Performance Measures Used to Link Company Performance and CAP to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important measures used by the Company to link CAP for the NEOs in 2025. Please see the CD&A for a further description of these metrics, including how they are calculated for incentive purposes, and how they are used in the Company’s executive compensation program, including the SMIP and 2025 long-term incentive program.

Measure
CDW Stock Price
Adjusted EPS
Adjusted FCF
Non-GAAP Operating Income

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:(4)
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(5)	Net Income ($) (in Millions)	Adjusted EPS ($)(6)
2025	15,009,507	9,649,263	5,254,498	3,939,390	109.72	182.33	1,066.60	10.00
2024	10,051,578	2,932,647	4,459,967	2,308,500	138.12	168.66	1,077.80	9.59
2023	9,020,376	15,920,805	3,150,463	5,475,996	178.37	146.99	1,104.30	9.88
2022	11,115,822	8,268,497	4,086,715	3,268,287	138.44	116.23	1,114.50	9.86
2021	8,943,903	31,050,119	4,110,659	10,625,364	156.87	136.97	988.60	7.96
(1)	Ms. Leahy has served as the Principal Executive Officer (“PEO”) for the entirety of 2025, 2024, 2023, 2022, and 2021 and our other NEOs for the applicable years were as follows:
●	2025: Albert J. Miralles; Elizabeth H. Connelly; Mukesh Kumar; and Sona Chawla.
●	2024: Albert J. Miralles; Sona Chawla; Frederick J. Kulevich; Katherine E. Sanderson; and Christina M. Corley.
●	2022 and 2023: Albert J. Miralles; Sona Chawla; Christina M. Corley; and Frederick J. Kulevich.
●	2021: Albert J. Miralles; Sona Chawla; Christina M. Corley; Elizabeth H. Connelly; and Collin B. Kebo.
(2)	Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of Ms. Leahy and (ii) the average of the total compensation reported in the SCT for the applicable year for our other NEOs reported for the applicable year other than Ms. Leahy.
(3)	To calculate CAP, adjustments were made to the amounts reported in the SCT for the applicable year. The primary difference between the calculation of SCT total compensation and CAP relates to the calculation of stock and option awards:

SCT CALCULATION IS BASED ON:	CAP CALCULATION IS BASED ON:
Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year

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2025 Executive Compensation

A reconciliation of the adjustments for Ms. Leahy and for the average of the other NEOs is set forth in the table below.

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
PEO
2025	15,009,507	(11,759,937)	9,562,885	(2,578,576)	—	(584,616)	—	9,649,263
2024	10,051,578	(9,000,181)	5,898,139	(3,788,490)	55,431	(283,830)	—	2,932,647
2023	9,020,376	(7,999,999)	8,165,402	3,658,558	—	3,076,468	—	15,920,805
2022	11,115,822	(7,036,821)	9,049,451	(2,192,164)	—	(2,667,791)	—	8,268,497
2021	8,943,903	(5,573,117)	12,234,207	11,647,411	—	3,797,715	—	31,050,119
Other NEOs (Average)(h)
2025	5,254,498	(3,786,312)	3,104,849	(546,523)	12,985	(100,107)	—	3,939,390
2024	4,459,967	(3,662,937)	2,563,799	(970,652)	6,622	(88,299)	—	2,308,500
2023	3,150,463	(2,509,987)	2,561,884	1,261,578	—	1,012,058	—	5,475,996
2022	4,086,715	(2,374,897)	3,055,924	(756,115)	—	(743,340)	—	3,268,287
2021	4,110,659	(2,348,185)	4,375,342	3,628,212	—	859,336	—	10,625,364
(a)	Represents Total Compensation as reported in the SCT for the indicated fiscal year. For the other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent the same methodology used to determine the grant date fair value of the awards. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts.
(d)	Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent the same methodology used to determine the grant date fair value of the awards. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating these amounts.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. The amounts reported in this column represent the accelerated vesting of RSUs to satisfy tax withholding for payroll-related taxes due with respect to RSU awards held by NEOs that were retirement eligible during the applicable year.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.
(h)	See footnote 1 above for the NEOs included in the average for each year.

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2025 Executive Compensation

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group consists of the following peer companies included in our 2025 compensation peer group: Accenture plc; Arrow Electronics, Inc.; Avnet, Inc.; CGI Group Inc.; Cognizant Technology Solutions Corporation; Flex Ltd.; Genuine Parts Company; Henry Schein, Inc.; Hewlett Packard Enterprise Company; Insight Enterprises, Inc.; International Business Machines Corporation; Jabil Inc.; LKQ Corporation; TD SYNNEX Corporation; W.W. Grainger, Inc.; and WESCO International, Inc. During 2025, the Compensation Committee approved a revised peer group to be used for purposes of evaluating 2025 compensation decisions in order to more closely align the Company with the peer group median in terms of market capitalization. The Company’s 2024 peer group consisted of the same peer group as 2025, but with the inclusion of DXC Technology Corporation and Best Buy Co., Inc., and the exclusion of International Business Machines Corporation. The 2025 cumulative TSR for the 2024 peer group, assuming $100 was invested as of December 31, 2020, was $140.42, compared to the 2025 cumulative TSR of the 2025 peer group of $182.33.
(6)	The Company determined that adjusted EPS is the most important financial performance measure used to link CAP to Company performance given it impacts the vesting of 50% of the PSUs and also encompasses non-GAAP operating income performance, the primary financial measure under our SMIP. In addition, we believe that over the long-term, our earnings per share is the most significant driver of CDW’s stock price performance, which impacts the value of equity awards granted to the NEOs, the largest component of our executive compensation program. Adjusted EPS is defined as non-GAAP net income plus or minus extraordinary, non-recurring items divided by the weighted average common shares outstanding on a diluted basis. For purposes of determining adjusted EPS, non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt, and acquisition and integration expenses. The amount reported for each reporting year in this table represents the adjusted EPS, as calculated for the first year of the PSU performance cycle that commenced in the applicable reporting year.

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2025 Executive Compensation

Relationship Between Pay and Performance

As discussed in our CD&A, our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation. We believe our executive compensation programs are well designed and aligned to stockholder interests. The CAP for each of our NEOs is reflective of our stock price performance over time as well as varying levels of achievement under our annual and long-term incentive programs. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time. As described in more detail in the CD&A, for 2025, approximately 79% of the PEO’s target compensation is comprised of long-term incentives in the form of PSUs and RSUs.

1. CAP Versus TSR

CDW CAP
vs. Total Stockholder Return

2. CAP Versus Adjusted EPS (Company Selected Measure)

CDW CAP vs. Adjusted EPS

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2025 Executive Compensation

3. CAP Versus Net Income

CDW CAP vs. Net Income

4. TSR: Company versus Peer Group

Cumulative Total Stockholder Return:
Company vs. Peer Group

Total Stockholder Return (TSR)
Value of Initial Fixed $100 Investment
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
2025
$182.33
$109.72
5-year Company TSR
5-year Peer Group TSR

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2025 Executive Compensation

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in the first quarter of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year or earlier, the proximity of any awards to other significant corporate events is coincidental. ln addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.

During 2025, no stock option grants were made to any of our NEOs.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2025	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	4,200,586	(1)	$139.52	(2)	6,221,069	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	4,200,586		$139.52		6,221,069
(1)	Includes 2,373,525 shares issuable pursuant to outstanding stock options, 751,720 shares issuable pursuant to outstanding RSUs (includes 87,956 vested RSUs on which settlement into shares has been deferred by certain non-employee directors and shares issuable pursuant to RSUs acquired through the deemed reinvestment of dividend equivalents) and 1,075,341 shares issuable pursuant to outstanding PSUs (assumes maximum achievement of the applicable performance goals (equivalent to 560,727 PSUs at target) and includes shares issuable pursuant to PSUs acquired through the deemed reinvestment of dividend equivalents).
(2)	Excludes RSUs and PSUs that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 417,055 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

Engagement of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, evaluation, retention, and oversight of the work performed by the Company’s independent registered public accounting firm (“Independent Auditor”). The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s Independent Auditor for 2026. EY has served as the Company’s Independent Auditor since 2011. The Audit Committee reviews the performance and independence of the Independent Auditor annually.

The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its stockholders. Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Auditor if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

In determining whether to reappoint the Independent Auditor, the Audit Committee annually considers several factors, including:
●	Technical expertise;
●	The quality and efficiency of work performed;
●	The quality of discussions and feedback;
●	Management’s input on EY’s overall performance;
●	The mandatory rotation of the Independent Auditor’s lead engagement partner every five years;
●	Data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm;
●	Independence and objectivity; and
●	Reasonableness of fees
In conjunction with the mandated rotation of the Independent Auditor’s lead engagement partner, the Audit Committee and management are involved in the selection of EY’s lead engagement partner.

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PROPOSAL 3 Ratification of Selection of Independent Registered Public Accounting Firm

Fees Paid to EY

The following is a summary and description of fees for services provided by EY in 2025 and 2024.

Global Fees

(In thousands)

	Years Ended December 31,
Service	2025	2024
Audit fees	$6,332	$5,457
Audit-related fees	337	99
Tax fees	0	15
All Other fees	10	0
Total fees	$6,679	$5,572

Audit Fees. Consists principally of recurring and non-recurring fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s securities offerings as well as other SEC filings and statutory audits.

Audit - Related Fees. Consists of fees related to system pre-implementation services and employee benefit plans.

Tax Fees. Consists principally of fees related to tax advice and tax compliance.

All Other Fees. Consists of fees for allowable advisory services.

Audit Committee Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

The services provided by EY were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the Independent Auditor and has determined, consistent with advice from EY, that the provision of such services has not adversely affected EY’s independence.

PROPOSAL 3: THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

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Audit Committee Report

The Audit Committee is comprised of four independent directors. The Committee operates under a written charter adopted by the Board, which is available on the Governance section of the Company’s Investor Relations website at investor.cdw.com.

Management is responsible for the Company’s consolidated financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Independent Auditor is responsible for conducting an independent audit in accordance with generally accepted auditing standards and issuing an opinion on whether the Company’s consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles. The Independent Auditor is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and oversight of these processes.

As part of its oversight responsibilities, the Audit Committee discusses with, and receives regular status reports from, the Independent Auditor and the head of the Company’s internal audit function (the “Internal Auditor”) on the overall scope and plans for their audits of the Company, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Independent Auditor, with and without management present, and with the Company’s Chief Financial Officer, Controller and Chief Accounting Officer, Internal Auditor, Chief Legal Officer, Chief Technology Officer, Chief Information Security Officer, and other members of management to discuss, among other things, the items noted below; the results of EY and the Internal Auditor’s audits of the Company; the quality of the financial reporting process; the performance of the Independent Auditor and the Internal Auditor; the Company’s compliance and ethics programs; enterprise risk management; and cybersecurity.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, with the SEC, the Audit Committee:

●	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the consolidated financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.
●	Reviewed and discussed with management and the Independent Auditor, the effectiveness of the Company’s internal control over financial reporting, including management’s report and the Independent Auditor’s attestation report on that topic.
●	Discussed with the Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.
●	Received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Independent Auditor the Independent Auditor’s independence. In considering the independence of the Independent Auditor, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Virginia C. Addicott
Kelly J. Grier, Chair*
David W. Nelms
Donna F. Zarcone

*	Ms. Grier was appointed Chair of the Audit Committee on March 6, 2025.

66	2026 Proxy Statement

PROPOSAL 4

Approval of Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent

At the Company’s 2025 Annual Meeting, a stockholder proposal requesting that CDW permit stockholder action by written consent received the support of approximately 51 percent of the votes cast. This vote reflected a majority view among participating stockholders in favor of expanding stockholder rights and providing additional mechanisms to engage with the Company’s governance outside of the annual meeting process.

The Board seeks to further enhance stockholder rights by enabling stockholders to act by written consent, in accordance with the preferences expressed by stockholders at the Company’s 2025 Annual Meeting of Stockholders. In order to solicit stockholder input and inform the appropriate next steps by the Board of Directors, following the Company’s 2025 Annual Meeting, CDW’s management reached out to stockholders representing approximately 50% of the outstanding shares of the Company’s common stock. Management, at the request of the Nominating and Corporate Governance Committee, discussed or corresponded with each of the stockholders that responded to CDW’s outreach, and received feedback regarding the possibility of a provision that would allow stockholders to act by written consent, including the corresponding safeguards that were considered. In light of this stockholder feedback and the feedback provided at the Company’s 2025 Annual Meeting, and consistent with the Board of Directors’ commitment to strong corporate governance and responsiveness to stockholder perspectives, the Nominating and Corporate Governance Committee reviewed the Company’s governing documents, applicable law, and prevailing governance trends and practices among peer companies, and recommended that the Board consider permitting stockholder action by written consent.

Following this review and recommendation, the Board of Directors determined that permitting stockholder action by written consent, subject to the conditions set forth in the Company’s Certificate of Incorporation, would be in the best interests of the Company and its stockholders.

Under the Company’s current Certificate of Incorporation, stockholders are not permitted to act by written consent. Instead, stockholders holding at least 25% of the outstanding shares of the Company’s common stock may request that a special meeting of stockholders be called. While this right will remain available, the Board believes that permitting action by written consent provides stockholders with an additional and complementary method to take action, while preserving transparency, fairness, and orderly corporate processes.

Accordingly, after careful consideration, the Board has unanimously approved, and recommends that stockholders approve, an amendment to the Company’s Certificate of Incorporation to add Article EIGHT, which would permit stockholders to take action by written consent in lieu of a meeting, subject to the conditions described below (the “Proposed Written Consent Amendment”). The proposed amendment is set forth in Article EIGHT of the amended and restated Certificate of Incorporation attached to this proxy statement as Appendix C. This summary is qualified in its entirety by reference to Appendix C.

The Proposed Written Consent Amendment

Delaware law permits stockholders to take action by written consent without a meeting only if that right is expressly provided in a corporation’s certificate of incorporation. The Proposed Written Consent Amendment would revise Article EIGHT to the Company’s Certificate of Incorporation to permit stockholder action by written consent in lieu of a meeting, subject to the conditions set forth in Article EIGHT. The Board believes that authorizing stockholder action by written consent provides stockholders with an important additional means to act on matters requiring stockholder approval, while maintaining a framework designed to promote transparency, fairness, and informed participation by all stockholders.

2026 Proxy Statement	67

PROPOSAL 4 Approval of Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent

Key Provisions of the Proposed Written Consent Amendment

The Proposed Written Consent Amendment includes certain procedural protections designed to help ensure that any actions taken through the written consent process are undertaken in a transparent and orderly manner, reflect the interests of the Company and its stockholders generally, and avoid unnecessary financial and administrative burdens on the Company, including:

●	Demonstrated stockholder support. To ensure that the written consent process is available where there is a meaningful level of stockholder interest, the Proposed Written Consent Amendment requires that record holders owning in the aggregate at least 25% of the outstanding shares of the Company’s common stock entitled to vote on the proposed action submit one or more written requests to the Corporate Secretary of the Company requesting that the Board of Directors fix a record date for determining the stockholders entitled to deliver written consents. Each requesting stockholder must continue to own shares representing at least this ownership threshold from the date the request is delivered through the date on which sufficient written consents are delivered to authorize the proposed action. The Board believes that this ownership threshold appropriately balances expanding stockholder rights with ensuring that the written consent process is initiated and maintained by stockholders with a meaningful and sustained economic interest in the Company.
●	Transparency and informed decision-making. To ensure that the written consent process is conducted on an informed and transparent basis, the Proposed Written Consent Amendment requires that any request to fix a record date include a description of the proposed action, including the text of any proposed resolutions, together with all information required by applicable law, the Certificate of Incorporation, and the Company’s Bylaws with respect to stockholder requests to call a special meeting. The Proposed Written Consent Amendment also requires requesting stockholders to agree to solicit written consents from all stockholders entitled to vote on the proposed action. The Board believes that applying this established disclosure framework to written consent requests helps ensure that stockholders receive consistent, complete, and appropriate information when considering proposed stockholder actions.
●	Prompt and orderly process. To ensure that the written consent process proceeds in an orderly manner, the Proposed Written Consent Amendment requires that, following receipt of a request, the Board of Directors determine in good faith whether the request complies with the Certificate of Incorporation and applicable law and whether the proposed action may properly be effected by written consent. If the request is valid, the Board of Directors must adopt a resolution fixing a record date for determining the stockholders entitled to deliver written consents, which record date may not precede the date on which it is fixed and may not be more than ten days thereafter. If the Board does not fix a record date within the time required by applicable law, the record date will be determined in accordance with the Delaware General Corporation Law. The Board believes these provisions provide clarity and predictability for stockholders seeking to use the written consent process.
●	Equal treatment of stockholders. To ensure equal treatment of all stockholders and to protect against the disenfranchisement of minority stockholders, the Proposed Written Consent Amendment requires that written consents be solicited from all stockholders entitled to vote on the proposed action. Any such solicitation must be conducted in compliance with applicable law, including Regulation 14A under the Exchange Act. The Board believes this requirement ensures that all stockholders receive notice of, and an opportunity to consider, the proposed action and related disclosures.
●	Stockholder approval and revocation rights. To ensure that actions taken by written consent reflect the same level of stockholder approval that would be required at a duly held meeting of stockholders, the Proposed Written Consent Amendment provides that no action by written consent will be effective unless valid written consents representing not less than the minimum number of votes required to approve the action at a meeting of stockholders are delivered to the Company in accordance with Section 228 of the Delaware General Corporation Law. Written consents may be revoked at any time prior to effectiveness, allowing stockholders to change their position prior to final action.
●	Orderly governance framework. To avoid duplicative, inconsistent, or disruptive stockholder actions, the Proposed Written Consent Amendment restricts the availability of stockholder action by written consent in specified circumstances, including where (i) the request to act by written consent does not comply with the requirements of the Certificate of Incorporation; (ii) the request or solicitation involves a violation of Regulation 14A under the Exchange Act, or other applicable law; (iii) the proposed action is not a proper subject for stockholder action under applicable law or would otherwise violate applicable law; (iv) the request is received during the period commencing 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (v) an identical or substantially similar item, as determined by the Board of Directors (a “Similar Item”), was presented at any meeting of stockholders held not more than 120 days prior to receipt of the request; or (vi) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after receipt of the request and determines that the business of such meeting includes (among any other matters properly brought before such meeting) a Similar Item. The Board believes that these limitations help preserve an orderly governance framework and reduce the potential for overlapping or conflicting stockholder processes, while continuing to permit stockholders to take action by written consent in appropriate circumstances.
●	Board-directed actions. To preserve the Board of Directors’ ability to act efficiently when appropriate, the procedural conditions applicable to stockholder-initiated written consents would not apply to actions taken by written consent by or at the direction of the Board of Directors.

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PROPOSAL 4 Approval of Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent

Purpose and Effect of the Proposed Written Consent Amendment

The Board believes that the Proposed Written Consent Amendment meaningfully enhances stockholder rights by providing stockholders with an additional, flexible means to take action on matters requiring stockholder approval, outside of a formal stockholder meeting. The amendment is intended to broaden stockholder engagement and participation in the Company’s governance, while maintaining a framework designed to promote transparency, fairness, and compliance with applicable law.

With the adoption of this proposal, stockholders would have multiple avenues through which to engage with and influence the governance and operations of the Company. Stockholders would continue to have the ability to participate in and take action at the Company’s annual meeting, and holders of at least 25% of the outstanding shares of the Company’s common stock would continue to have the right to request that a special meeting of stockholders be called. In addition, if Proposal 4 is approved, stockholders meeting the applicable ownership threshold would be able to initiate stockholder action by written consent in accordance with Article EIGHT of the Certificate of Incorporation.

The Board believes that providing this additional mechanism for stockholder action appropriately responds to the preferences expressed by stockholders at the Company’s 2025 Annual Meeting of Stockholders and reflects the Board’s commitment to strong corporate governance and responsiveness to stockholder perspectives, while preserving an orderly and transparent process for stockholder decision-making.

Related Bylaw Amendment

In connection with the proposed amendment to the Company’s Certificate of Incorporation to permit stockholder action by written consent, the Board of Directors has approved a conforming amendment to the Company’s Bylaws. This Bylaw amendment would clarify that stockholders may act by written consent only to the extent, and subject to the terms and conditions, set forth in Article EIGHT of the Certificate of Incorporation and applicable law.

The conforming Bylaw amendment will become effective only if the Proposed Written Consent Amendment is approved by the Company’s stockholders. If the Proposed Written Consent Amendment is not approved, no changes to the Company’s Bylaws relating to stockholder action by written consent will take effect.

Additional Information

The Proposed Written Consent Amendment is binding. If stockholders approve the Proposed Written Consent Amendment by the requisite vote, CDW will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the annual meeting to reflect the approved amendment. The Proposed Written Consent Amendment will become effective upon the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware.

The conforming Bylaw amendment described above will also become effective at such time.

If stockholders do not approve the Proposed Written Consent Amendment by the requisite vote, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the Proposed Written Consent Amendment will not become effective, the conforming Bylaw amendment will not become effective, and stockholders will not have the ability to take action by written consent in lieu of a meeting.

PROPOSAL 4: THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CERTIFICATE OF INCORPORATION AMENDMENT TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT.

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PROPOSAL 5

Stockholder Proposal Regarding Independent Board Chair Requirements

The following proposal has been submitted to the Company for action at the Annual Meeting by John Chevedden (the “Stockholder Proponent”). The Stockholder Proponent has an address of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and has informed us that he has continuously beneficially owned no fewer than 40 shares of CDW common stock since at least October 1, 2022. This proposal will be voted on at our Annual Meeting if properly presented by the Stockholder Proponent or by a qualified representative on behalf of the Stockholder Proponent. As required by the SEC’s rules, we are presenting the proposal verbatim as it was submitted to us by the Stockholder Proponent. The Company is not responsible for the accuracy or content of the proposal. As described more fully in the statement in opposition, our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal.

Stockholder Proposal

Proposal 5 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary including the Corporate Governance Guidelines in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.

The Chairman of the Board shall be an Independent Director. An independent Lead Director shall not be a substitute for an independent Board Chairman.

The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now to obtain the maximum benefit.

An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.

This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.

It is of interest that the shareholder proposal to give CDW shareholder the right to act by written consent won 51% support at the 2025 CDW annual meeting.

An independent Board Chairman could help CDW deal with the decline of the CDW stock price. CDW stock was at $263 in 2024 and at only $140 in late 2025 despite a robust stock market.

An independent Board Chairman could also help CDW deal with headwinds like those that emerged in 2025:

The federal government shutdown created significant problems, impacting sales and pipeline development in both the federal segment and related areas like healthcare and education, which rely on federal funding. CDW revenue growth is expected be slower than the industry average in 2025.

During 2025 CDW management expressed caution due to ongoing macroeconomic uncertainties, including inflation and geopolitical tensions. This has led to more prudent spending by customers and a more muted growth outlook.

Some analysts noted that the market has not yet accepted CDW as a significant player or “AI winner,” which contributed to its stock underperforming.

Please vote yes:

Independent Board Chairman – Proposal 5

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Proposal 5 Stockholder Proposal Regarding Independent Board Chair Requirements

Board of Directors’ Statement in Opposition to the Proposal

The Board of Directors has carefully considered this stockholder proposal and unanimously recommends a vote AGAINST this proposal.

The Board has a fiduciary duty to determine the leadership structure that best serves the Company and its stockholders.

As part of its fiduciary responsibilities, the Board carefully and regularly reviews the Company’s leadership structure that best supports effective oversight, accountability, and long-term value creation. The discharge of this responsibility requires flexibility. Mandating a single model in the Company’s governing documents, regardless of circumstances, would unnecessarily constrain the Board’s ability to exercise its judgment and act in the best interests of the Company and its stockholders. Effective governance is not static. The Board must be able to adapt its leadership structure as the Company’s strategy, leadership, and business environment evolve.

Effective governance requires flexibility – not a rigid, one-size-fits-all mandate.

The Company’s governance documents provide the Board with the flexibility to determine the leadership structure most appropriate at any given time based on a broad range of factors, including specific business needs, Company performance, industry and competitive conditions, economic and regulatory environments, results of Board and committee self-assessments, the relative advantages and disadvantages of alternative leadership structures, and stockholder feedback. In contrast, the Stockholder Proponent’s proposal would require that the Chair be an independent director “at all times,” eliminating the Board’s discretion to determine whether a different structure may better serve the Company and its stockholders under particular circumstances. The proposal would prohibit the Board from adopting a leadership structure that includes a combined Chair and Chief Executive Officer supported by a strong Lead Independent Director, even when the Board has determined that such a structure is in the best interests of the Company and its stockholders.

A significant majority of S&P 500 companies reject this approach. Only approximately 15% of S&P 500 companies require the separation of the chair and chief executive officer positions.1 Removing this flexibility would restrict the Board’s ability to adapt to circumstances and select a leadership structure it believes aligns with the best interests of the Company and its stockholders.

A Robust Lead Independent Director Role Supports Effective Board Oversight.

When the Chair is not an independent director, the Company’s governance framework provides for the appointment of a strong Lead Independent Director. The Board continually monitors developments in corporate governance and regularly evaluates its practices. As part of this process, the Board recently revised its Corporate Governance Guidelines to clarify the responsibilities of the Lead Independent Director.

These responsibilities are broad and substantive and overlap meaningfully with those of an independent Chair, promoting effective oversight and accountability. Among other responsibilities, the Lead Independent Director:

●	reviews, advises on, and approves the scheduling of Board meetings, and the agenda and materials for each such meeting proposed by the Chair;
●	serves as a liaison between the independent directors and the Chair, and where appropriate, between the independent directors and management;
●	presides at executive sessions of the independent directors and all meetings of the Board in which the Chair is not present;
●	facilitates discussion and open dialogue among the independent directors during Board meetings, executive sessions, and outside of board meetings;
●	works with the Chair to facilitate timely and appropriate information flow to the Board;
●	provides the Chair with feedback and counsel concerning the Chair’s interactions with the Board; and
●	when appropriate, represents the Board at annual meetings of stockholders, serves as the primary point of contact between the Board and stockholders, and is available, when appropriate, for consultations with stockholders.

These responsibilities and authority of our Lead Independent Director help ensure that the role provides an effective balance to our Chair role and further strengthens the governance structure of our Board.

Our approach to board leadership is complemented by other governance structures and practices that promote effective oversight and accountability. The board periodically reviews its leadership structure to determine whether it remains in the best interests of the Company and its stockholders. Directors are elected annually by majority vote. Stockholders have the right to call special meetings at which they can nominate director candidates or propose other business. Each of the Board’s key committees is fully comprised of independent directors. Finally, we regularly engage with our stockholders on a variety of topics including corporate governance matters.

(1)	Source: ESGUAGE by The Conference Board, data as of March 6, 2026.

2026 Proxy Statement	71

Proposal 5 Stockholder Proposal Regarding Independent Board Chair Requirements

Flexibility in Board leadership is a strength of the Company’s governance.

Under the Company’s current governing documents, our Board has the flexibility to assess the business environment and challenges facing the Company and may determine that it is in the best interest of the Company and its stockholders for the Chair position to be held by an independent director. Alternatively, our Board may determine that, in light of a different set of circumstances, appointing separate individuals to the Chair and Chief Executive Officer positions is the optimal leadership structure.

Over the past six years, the Board made both of those decisions over a transition period when Ms. Leahy succeeded Mr. Richards as Chief Executive Officer of the Company. With the flexibility provided by the Company’s governing documents, the Board first appointed an independent Chair at the start of Ms. Leahy’s tenure as Chief Executive Officer, and later appointed Ms. Leahy as Chair and appointed a Lead Independent Director. We believe our Board is best positioned to make these determinations given our directors’ knowledge of the Company’s leadership team, strategic goals, opportunities, and challenges, as well as the expertise and experience of our Board.

To govern effectively, the Board must retain the flexibility to select the leadership structure best suited to the Company’s needs at any given time. Adopting the rigid policy proposed by the Stockholder Proponent would impair the Board’s ability to do so and is unnecessary given the Company’s strong governance practices and robust Lead Independent Director role.

For these reasons, the Board unanimously recommends that stockholders vote AGAINST this proposal.

PROPOSAL 5: THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL REGARDING INDEPENDENT BOARD CHAIR REQUIREMENTS.

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Frequently Asked Questions Concerning the Annual Meeting

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 10, 2026, to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on Thursday, May 21, 2026, at 7:30 a.m. CDT, in a virtual-only meeting format at www.virtualshareholdermeeting.com/CDW2026, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice.

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is “householding” and how does it affect me?

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the costs of printing and delivery and impact on the environment. Under such rules, only one Notice or, if paper copies are requested, only one proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate proxy statement and annual report or Notice for each account, please contact Broadridge Financial Solutions toll free at 1-866-540-7095. You may also write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge by telephone or mail as indicated above.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote (1) to elect directors, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to ratify the selection of the Company’s independent registered public accounting firm, (4) to approve the amendment of the Company’s Certificate of Incorporation to permit stockholder action by written consent, and (5) upon the stockholder proposal, if properly presented at the Annual Meeting, regarding independent Board Chair requirements. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm,” “Proposal 4—Approval of Amendment to the Company’s Certificate of Incorporation to Permit Stockholder Action by Written Consent,” and “Proposal 5—Stockholder Proposal Regarding Independent Board Chair Requirements.” The Board of Directors does not know of any other matters to be brought before the Annual Meeting.

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Frequently Asked Questions Concerning the Annual Meeting

Who can attend the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 25, 2026, or their duly appointed proxies, are invited to attend the Annual Meeting. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2026 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank, or other institution where you hold your account as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2026, but you will not be able to vote during the meeting or ask questions.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at InvestorRelations@CDW.com.

Online check-in will begin at 7:15 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. We will post a recording of the entire meeting, including appropriate questions received during the meeting and the Company’s answers, on our Investor Relations website at investor.cdw.com as soon as practicable after the Annual Meeting.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting by using the directions on the meeting website. We intend to answer questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits. Guidelines for submitting questions during the meeting will be available at www.virtualshareholdermeeting.com/CDW2026.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the meeting time, please call the technical support number that will be posted on the meeting website.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 25, 2026, are entitled to notice of, and to vote at, the Annual Meeting. As of March 25, 2026, there were 127,974,463 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

●	By telephone—Prior to the Annual Meeting, if you received printed copies of the proxy materials, you may use the toll-free telephone number shown on your proxy card;
●	Via the Internet—Prior to the Annual Meeting, you may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;
●	By mail—Prior to the Annual Meeting, you may date, sign, and promptly return your proxy card by mail in a postage prepaid envelope; or
●	During the meeting—If you attend the virtual Annual Meeting using your 16-digit control number, you may vote during the meeting.

Voting instructions for stockholders of record are provided on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders, allow them to submit their proxies and confirm that their voting instructions have been properly recorded, and allow them to access the virtual Annual Meeting. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Wednesday, May 20, 2026.

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Frequently Asked Questions Concerning the Annual Meeting

If your shares are held through a broker, bank, or other institution where you hold your account, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the virtual meeting and vote via webcast, their shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

●	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;
●	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or
●	Voting via webcast at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, via webcast or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, whether your broker can vote your shares will depend on the type of item being considered for vote:

●	Non-Discretionary Items. The election of directors, the advisory vote to approve named executive officer compensation, the vote to approve the amendment to the Company’s Certificate of Incorporation, and the vote on the stockholder proposal, if properly presented at the Annual Meeting, may not be voted on by your broker if it has not received voting instructions.
●	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

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Frequently Asked Questions Concerning the Annual Meeting

How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of nine director nominees named in this proxy statement. A majority of the votes cast at the meeting is required to elect each director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Certificate of Incorporation requires the director to promptly tender their resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 4: Approval of the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to act by written consent. The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares entitled to vote generally in the election of directors is required to approve the amendment to the Company’s Certificate of Incorporation to allow stockholders the right to act by written consent. Abstentions and broker non-votes will have the effect of a negative vote.

Proposal 5: Vote on the stockholder proposal, if properly presented at the Annual Meeting, regarding independent Board Chair requirements. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve the stockholder proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Who pays to prepare, mail, and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing, and mailing of the Notice, this proxy statement, the annual report, the proxy card, and any additional information furnished to stockholders. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of proxies. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services.

We also may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers, or other coworkers for soliciting proxies.

Additional Company Information

A copy of our 2025 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

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Stockholder Proposals for the 2027 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 11, 2026, unless the date of our 2027 Annual Meeting is more than 30 days before or after May 21, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2027 Annual Meeting. Any stockholder proposal submitted for inclusion in our proxy statement must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2027 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 21, 2027, nor later than February 20, 2027, unless the date of our 2027 Annual Meeting is more than 30 days before or after May 21, 2027, in which case notice by the stockholder to be timely must be so delivered not before January 21, 2027, and by the later of (1) the tenth day following the first public announcement of the date of the 2027 Annual Meeting and (2) the date which is 90 days prior to the date of the 2027 Annual Meeting. Such notice must contain the information required by our Bylaws.

Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who have held at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees, constituting up to two individuals or 20% of our Board, whichever is greater, if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. With respect to nominations submitted by a stockholder for inclusion in our proxy materials for our 2027 Annual Meeting of Stockholders, timely notice of a proxy access nomination must be received by us in accordance with our Bylaws no earlier than November 11, 2026, and no later than December 11, 2026, unless the date of our 2027 Annual Meeting is more than 30 days before or after May 21, 2027, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2027 Annual Meeting and (2) the date which is 150 days prior to the date of the 2027 Annual Meeting. Such notice must contain the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the universal proxy rules and must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

It is important that your proxy be returned promptly, whether by mail, by telephone, or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the virtual meeting via webcast, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Frederick J. Kulevich
Chief Legal Officer, Executive Vice President,
Risk and Compliance, and Corporate Secretary
April 10, 2026

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Appendix A

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial condition that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures used by management may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Our non-GAAP performance measures include, among others, Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, and Non-GAAP net income per diluted share, and our non-GAAP financial condition measures include Free cash flow and Adjusted free cash flow. These non-GAAP performance measures and non-GAAP financial condition measures are collectively referred to as “non-GAAP financial measures.” The GAAP measures most directly comparable to Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, and Non-GAAP net income per diluted share, are Operating income, Operating income margin, Net income, and Net income per diluted share, respectively. The GAAP measure most directly comparable to Free cash flow and Adjusted free cash flow is Net cash provided by operating activities.

Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives, and workplace optimization. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP net income and Non-GAAP net income per diluted share exclude, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives, workplace optimization, and their associated income tax effects. Free cash flow is defined as Net cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as Free cash flow adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.

We believe our non-GAAP financial measures provide analysts, investors, and management with useful information regarding the underlying operating performance of our business, as they remove the impact of items that management believes are not reflective of underlying operating performance. Management uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. We also present non-GAAP financial condition measures as we believe they provide analysts, investors, and management with more information regarding our liquidity and capital resources. Certain non-GAAP financial measures are also used to determine certain components of performance-based compensation.

We have included reconciliations of Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, Free cash flow, and Adjusted free cash flow to the most comparable GAAP financial measures for the years ended December 31, 2025 and 2024 below.

NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING INCOME MARGIN

	Year Ended December 31,
(dollars in millions) (unaudited)	2025	% of Net sales	2024	% of Net sales
Operating income, as reported	$1,655.6	7.4%	$1,651.3	7.9%
Amortization of intangibles(i)	169.8		150.9
Equity-based compensation	83.6		64.7
Transformation initiatives(ii)	57.9		34.8
Acquisition and integration expenses	7.6		12.2
Workplace optimization(iii)	16.2		25.4
Other adjustments	6.0		7.7
Non-GAAP operating income	$1,996.7	8.9%	$1,947.0	9.3%
(i)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.
(ii)	Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iii)	Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

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Appendix A

NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

	Year Ended December 31, 2025				Year Ended December 31, 2024
(dollars and shares in millions, except per-share amounts) (unaudited)	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate
GAAP, as reported	$1,427.4	$(360.8)	$1,066.6	25.3%	$1,435.4	$(357.6)	$1,077.8	24.9%
Amortization of intangibles(ii)	169.8	(44.1)	125.7		150.9	(39.2)	111.7
Equity-based compensation	83.6	(19.1)	64.5		64.7	(26.7)	38.0
Transformation initiatives(iii)	57.9	(15.0)	42.9		34.8	(9.1)	25.7
Acquisition and integration expenses	7.6	(2.0)	5.6		12.2	(2.1)	10.1
Workplace optimization(iv)	16.2	(4.2)	12.0		25.4	(6.6)	18.8
Other adjustments	7.8	(2.1)	5.7		6.9	(1.8)	5.1
Non-GAAP	$1,770.3	$(447.3)	$1,323.0	25.3%	$1,730.3	$(443.1)	$1,287.2	25.6%
GAAP net income per diluted share			$8.08				$7.97
Non-GAAP net income per diluted share			$10.02				$9.52
Shares used in computing GAAP and Non-GAAP net income per diluted share			132.1				135.2
(i)	Income tax on non-GAAP adjustments includes excess tax benefits associated with equity-based compensation.
(ii)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.
(iii)	Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iv)	Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Year Ended December 31,
(dollars in millions) (unaudited)	2025	2024
Net cash provided by operating activities	$1,205.2	$1,277.3
Capital expenditures	(117.1)	(122.6)
Free cash flow	1,088.1	1,154.7
Net change in accounts payable – inventory financing	(2.6)	(75.7)
Adjusted free cash flow(i)	$1,085.5	$1,079.0
(i)	Defined as Net cash provided by operating activities less capital expenditures, adjusted to include cash flows from financing activities that relate to the purchase of inventory.

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Appendix B

Forward-Looking Statements

This proxy statement includes statements regarding management’s expectations for our future performance and other events that are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results or other events to differ materially from those described in such statements. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in CDW’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. CDW undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Appendix C

~~SEVENTH~~EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CDW CORPORATION

* * * *

The undersigned, being an authorized officer of CDW Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 25, 2007 under the name VH Holdings, Inc.

SECOND: That an Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on October 5, 2007. The Second Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on October 11, 2007. The Third Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on March 7, 2008. The Fourth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 17, 2010. The Fifth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 13, 2013 and a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on each of May 19, 2016, May 23, 2018 and May 20, 2021, respectively. The Sixth Restated Certificate of Incorporation was filed with the Delaware Secretary of State on May 20, 2021 (~~the “Sixth.~~ The Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 18, 2023 (the “Seventh Amended and Restated Certificate of Incorporation”);

THIRD: This ~~Seventh~~Eighth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends and restates the ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation of the Corporation in its entirety to read as set forth on Exhibit A attached hereto and made a part hereof; and

FOURTH: This Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his or her hand this ~~18th~~[●] day of May, ~~2023~~.2026.

CDW Corporation, a Delaware corporation
By:
Name: Frederick J. Kulevich Title: ~~Senior~~Chief Legal Officer and Executive Vice President, ~~General Counsel~~Risk and Compliance, and Corporate Secretary

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Appendix C

Exhibit A

~~SEVENTH~~EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CDW CORPORATION

ARTICLE ONE

The name of the corporation is CDW Corporation (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by resolution of the Board of Directors of the Corporation (the “Board of Directors”).

ARTICLE THREE

The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,100,000,000 shares, consisting of:

1.	100,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and
2.	1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers, preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to applicable law and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors fixing the number of shares constituting a series of Preferred Stock, the Board of Directors may increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) by resolution the number of shares of any such series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the undesignated status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

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Appendix C

Section 3. Common Stock.

(a) Except as otherwise provided by the DGCL or this ~~Seventh~~Eighth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

(b) Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(c) Subject to the rights of the holders of Preferred Stock and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and amounts payable upon shares of Preferred Stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of the Corporation shall be distributed to the holders of shares of Common Stock and the holders of shares of any other class or series ranking equally with the shares of Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (d).

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation (as amended, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall initially be three (3) and, thereafter, shall be fixed from time to time exclusively by resolution of the Board.

Section 3. Classes of Directors. All directors shall be of one class, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances.

Section 4. Election and Term of Office. A nominee for director shall be elected to the Board of Directors at a duly called meeting of the stockholders at which a quorum is present if the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “for” such nominee’s election exceed the votes of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any duly called meeting of the stockholders for which (i) the secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Bylaws of the Corporation; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

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Appendix C

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the Nominating and Corporate Governance Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 4, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 5 of this Article Six or may decrease the size of the Board of Directors pursuant to Section 2 of this Article Six. If a director’s resignation is not accepted by the Board of Directors pursuant to this Section 4, such director will continue to serve until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Directors shall be elected to hold office until the annual meeting of stockholders held in the year following the year of their election and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. If any director who at the time of his or her most recent election or appointment to a term on the Board of Directors was an officer of the Corporation ceases to be an officer of the Corporation during such term as director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action unless otherwise determined by the Board of Directors. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 5. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Certificate of Incorporation, directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), at a meeting of the Corporation’s stockholders called for that purpose. Any director may resign at any time upon written notice to the Corporation.

Section 7. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SIX, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designation governing such series.

Section 8. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE SEVEN

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader rights than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer. For purposes of this Article SEVEN, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time.

(b) Any amendment, repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

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Appendix C

ARTICLE EIGHT

~~Section 1. Action by Written Consent.~~

~~Any~~Section 1. Action by Written Consent. Subject to the provisions of this Certificate of Incorporation and applicable law, any action required or permitted to be taken by the Corporation’s stockholders may be effected only at a duly called annual or special meeting of the Corporation’s stockholders ~~and the power of stockholders to consent in writing without a meeting is specifically denied.~~, except that the holders of the Corporation’s Common Stock may take action by written consent in lieu of a meeting if, and only if, all of the conditions set forth in this Section 1 are satisfied.

(a) Record holders of not less than twenty-five percent (25%) of the outstanding shares of Common Stock of the Corporation entitled to vote on the action or actions proposed to be taken (the “Requisite Percentage”) shall have delivered one or more written requests to the Secretary of the Corporation requesting that the Board of Directors fix a record date for determining the stockholders entitled to deliver written consents.

(b) Each request to fix a record date shall: (i) describe the action proposed to be taken by written consent, including the text of any resolutions proposed to be adopted; (ii) include all information required by applicable law, this Certificate of Incorporation and Article II, Section 3(d)(i)-(viii) of the Bylaws of the Corporation, as may be amended from time to time; and (iii) include an agreement by the requesting stockholder or stockholders to solicit written consents from all stockholders entitled to vote on the proposed action. The Corporation may require the requesting stockholder or stockholders to furnish such additional information as the Corporation may reasonably request to determine the validity of such request or whether the proposed action may be taken by written consent.

(c) Following receipt of a written request to fix a record date, the Board of Directors shall determine in good faith whether such request complies with this Certificate of Incorporation and applicable law and whether the proposed action may properly be effected by written consent. If the Board of Directors determines that the request is valid, the Board of Directors shall adopt a resolution fixing a record date for determining the stockholders entitled to deliver written consents, which record date shall not precede the date on which such resolution is adopted and shall not be more than ten (10) days thereafter. If the Board of Directors fails to fix a record date within the time required by applicable law, the record date shall be determined in accordance with the Delaware General Corporation Law. If the Board of Directors determines that any written request to fix a record date or any action by written consent was not properly made in accordance with this Certificate of Incorporation or applicable law, such request or action shall be null and void to the fullest extent permitted by law. Any determination by the Board of Directors made in good faith pursuant to this Section 1 shall be binding on the Corporation and its stockholders to the fullest extent permitted by law.

(d) Stockholders shall not be entitled to act by written consent in lieu of a meeting if: (i) the request to act by written consent does not comply with this Section 1; (ii) the request or solicitation involves a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law; (iii) the proposed action is not a proper subject for stockholder action under applicable law; (iv) the request is received during the period commencing ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders; (v) an identical or substantially similar item, as determined by the Board of Directors (a “Similar Item”), was presented at any meeting of stockholders held not more than one hundred twenty (120) days prior to receipt of the request; or (vi) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after receipt of the request and determines that the business of such meeting includes (among any other matters properly brought before such meeting) a Similar Item.

(e) Stockholders may take action by written consent only if written consents are solicited by the stockholder or stockholders seeking to take such action from all holders of capital stock of the Corporation entitled to vote on the matter, in accordance with this Section 1, Regulation 14A under the Exchange Act, without reliance on Rule 14a-2(b)(2) thereunder, and applicable law.

(f) Written consents setting forth the action or actions proposed to be taken shall be delivered to the Corporation in the manner prescribed by Section 228(c) and (d) of the Delaware General Corporation Law, and shall be delivered to the Corporation’s principal executive offices, directed to the attention of the Secretary of the Corporation, or to such other person or address as the Corporation may designate from time to time for the receipt of written consents. No written consent shall be valid or effective unless delivered to the Corporation after a valid record date has been fixed pursuant to this Section 1 and within the time period permitted by applicable law.

(g) Following a determination by the Board of Directors that written consents purporting to authorize corporate action have been properly delivered and may be reviewed for certification, the Corporation shall engage one or more independent inspectors of election to perform a ministerial review of the written consents and any revocations thereof. The role of the inspector or inspectors shall be limited to verifying, based on the records of the Corporation and any determinations of the Board of Directors, whether the written consents and revocations reflect that holders of not less than the minimum number of votes required to authorize the proposed action have delivered valid written consents.

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Appendix C

No action by written consent shall be effective unless and until the inspector or inspectors certify to the Corporation that valid written consents representing the requisite number of votes have been delivered in accordance with this Section 1 and applicable law. Any action by written consent shall become effective only as of the date and time of such certification and shall not relate back to the date on which the written consents were delivered to the Corporation. Such certification shall be recorded in the records of the Corporation maintained for the purpose of recording the proceedings of meetings of stockholders, and the written consents and any revocations thereof shall be filed with such records.

(h) Written consents may be revoked at any time prior to the effectiveness of the action to which such written consents relate. Any revocation shall be delivered to the Corporation in the same manner as written consents. If, at any time prior to effectiveness, the requesting stockholder or stockholders cease to represent the Requisite Percentage, the Board of Directors may, in its discretion, terminate the written consent process and revoke the fixing of the record date.

(i) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, none of the foregoing provisions of this Section 1 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors.

Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies, or (ii) subject to the requirements and limitations in Section 3 of ARTICLE II of the Bylaws, by the Secretary, the Chair of the Board or the Board of Directors upon the written request of one or more stockholders of Common Stock entitled to cast on the matter(s) to be brought before the Stockholder Requested Special Meeting (as defined in the Bylaws) not less than ~~twenty five~~twenty-five percent (25%) of the voting power of all outstanding shares of the Common Stock as of the date of the request, which request complies with the procedures for calling a special meeting of stockholders as set forth in the Bylaws, as may be amended from time to time. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

ARTICLE NINE

Reserved.

ARTICLE TEN

Reserved.

ARTICLE ELEVEN

Section 1. Amendments to the Bylaws. In furtherance and not in limitation of the powers conferred by law, the Corporation’s Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

Section 2. Amendments to this Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein and by law, and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, no provision of ARTICLE SIX, ARTICLE SEVEN, ARTICLE EIGHT, ARTICLE TEN, ARTICLE ELEVEN or ARTICLE TWELVE of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation or the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose.

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Appendix C

ARTICLE TWELVE

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation (as may be amended, altered, changed or repealed in accordance with Section 2 of ARTICLE ELEVEN) or the Bylaws of the Corporation or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this ARTICLE TWELVE shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ARTICLE TWELVE (including, without limitation, each portion of any sentence of this ARTICLE TWELVE containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TWELVE.

* * * * *

2026 Proxy Statement	87

CDW LEADERSHIP

Board of Directors

Virginia C. Addicott

Former President and Chief Executive Officer,

FedEx Custom Critical

James A. Bell

Lead Independent Director, CDW Corporation;

Former Executive Vice President,

Corporate President and Chief Financial Officer,

The Boeing Company

Lynda M. Clarizio

Co-Founder and General Partner of The 98;

Former Executive Vice President, Strategic Initiatives,

The Nielsen Company (US), LLC

Anthony R. Foxx

Emma Bloomberg Professor of the Practice

of Public Policy and Faculty Director of the Center for

Public Leadership, Harvard Kennedy School of Government;

Former United States Secretary of Transportation

Kelly J. Grier

Former US Chair and Managing Partner (CEO),

Ernst & Young LLP

Marc E. Jones

Chairman and Chief Executive Officer Emeritus,

Aeris Communications, Inc.

Christine A. Leahy

Chair, President and Chief Executive Officer,

CDW Corporation

Sanjay Mehrotra*

President and Chief Executive Officer,

Micron Technology, Inc.

David W. Nelms

Former Chairman and Chief Executive Officer,

Discover Financial Services, Inc.

Joseph R. Swedish

Former Chairman, President and Chief Executive Officer,

Anthem, Inc.

Donna F. Zarcone**

Former President and Chief Executive Officer,

The Economic Club of Chicago

Executive Officers

Christine A. Leahy

Chair, President, and Chief Executive Officer

Elizabeth H. Connelly

Chief Commercial Officer and Executive Vice President

Frederick J. Kulevich

Chief Legal Officer, Executive Vice President, Risk and

Compliance, and Corporate Secretary

Mukesh Kumar

Chief Services and Solutions Officer and Executive Vice President

Albert J. Miralles

Chief Financial Officer and Executive Vice President,

Enterprise Business Operations

Katherine E. Sanderson

Chief Human Resources Officer and

Executive Vice President, Coworker Success

*    Is not seeking reelection at the 2026 Annual Meeting.

**   Is not seeking reelection at the 2026 Annual Meeting pursuant to our 15-year term limit.

88	2026 Proxy Statement

CDW CORPORATION

200 N. MILWAUKEE AVENUE

VERNON HILLS, IL 60061

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CDW2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V91692-P42890	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION
The Board of Directors recommends you vote FOR the following nine Directors (Term to Expire at the 2027 Annual Meeting):

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Virginia C. Addicott	☐	☐	☐

	1b.	James A. Bell	☐	☐	☐

	1c.	Lynda M. Clarizio	☐	☐	☐

	1d.	Anthony R. Foxx	☐	☐	☐

	1e.	Kelly J. Grier	☐	☐	☐

	1f.	Marc E. Jones	☐	☐	☐

	1g.	Christine A. Leahy	☐	☐	☐

	1h.	David W. Nelms	☐	☐	☐

	1i.	Joseph R. Swedish	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.		For	Against	Abstain

2.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

4.	To approve the amendment to the Company’s Certificate of Incorporation to permit stockholder action by written consent.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.		For	Against	Abstain

5.	To consider and act upon the stockholder proposal, if properly presented at the meeting, regarding independent Board chair requirements.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V91693-P42890

CDW CORPORATION
Annual Meeting of Stockholders
May 21, 2026
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frederick J. Kulevich and Albert J. Miralles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., CDT, on May 21, 2026, to be held virtually at: www.virtualshareholdermeeting.com/CDW2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, AND 4 AND AGAINST PROPOSAL 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Continued and to be signed on reverse side